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                                    INDENTURE

                         Dated as of September 21, 2005

                                      Among

                               TRC FINANCE, INC.,

                             THE RESTAURANT COMPANY,

               THE GUARANTORS NAMED ON THE SIGNATURE PAGES HERETO

                                       and

                              THE BANK OF NEW YORK,
                                   as Trustee

                            10% SENIOR NOTES DUE 2013

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                             CROSS-REFERENCE TABLE*

Trust Indenture Act Section                                    Indenture Section
-----------------------------------------------------------   ------------------
310(a)(1)..................................................          7.10
   (a)(2)..................................................          7.10
   (a)(3)..................................................          N.A.
   (a)(4)..................................................          N.A.
   (a)(5)..................................................          7.10
   (b).....................................................          7.10
   (c).....................................................          N.A.
311(a).....................................................          7.11
   (b).....................................................          7.11
   (c).....................................................          N.A.
312(a).....................................................          2.05
   (b).....................................................          12.03
   (c).....................................................          12.03
313(a).....................................................          7.06
   (b)(1)..................................................          N.A.
   (b)(2)..................................................       7.06; 7.07
   (c).....................................................       7.06; 12.02
   (d).....................................................          7.06
314(a).....................................................   4.03; 12.02; 12.05
   (b).....................................................          N.A.
   (c)(1)..................................................          12.04
   (c)(2)..................................................          12.04
   (c)(3)..................................................          N.A.
   (d).....................................................          N.A.
   (e).....................................................          12.05
   (f).....................................................          N.A.
315(a).....................................................          7.01
   (b).....................................................       7.05; 12.02
   (c).....................................................          7.01
   (d).....................................................          7.01
   (e).....................................................          6.14
316(a)(last sentence)......................................          2.09
   (a)(1)(A)...............................................          6.05
   (a)(1)(B)...............................................          6.04
   (a)(2)..................................................          N.A.
   (b).....................................................          6.07
   (c).....................................................       2.12; 9.04
317(a)(1)..................................................          6.08
   (a)(2)..................................................          6.12
   (b).....................................................          2.04
318(a).....................................................          12.01
   (b).....................................................          N.A.
   (c).....................................................          12.01

N.A. means not applicable.

* This Cross-Reference Table is not part of the Indenture.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
                                    ARTICLE 1

                   DEFINITIONS AND INCORPORATION BY REFERENCE

                                    ARTICLE 2

                                    THE NOTES

                                    ARTICLE 3

                                   REDEMPTION

                                       -i-

                                    ARTICLE 4

                                    COVENANTS

Section 4.08    Dividend and Other Payment Restrictions Affecting

                                    ARTICLE 5

                                   SUCCESSORS

Section 5.01    Merger, Consolidation or Sale of All or Substantially All
                   Assets................................................    65
Section 5.02    Successor Corporation Substituted........................    66

                                    ARTICLE 6

                              DEFAULTS AND REMEDIES

                                      -ii-

                                    ARTICLE 7

                                     TRUSTEE

                                    ARTICLE 8

                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01    Option to Effect Legal Defeasance or Covenant

Section 8.05    Deposited Money and Government Securities to Be Held in
                   Trust; Other Miscellaneous Provisions.................    79
Section 8.06    Repayment to Issuer......................................    79
Section 8.07    Reinstatement............................................    79

                                    ARTICLE 9

                        AMENDMENT, SUPPLEMENT AND WAIVER

                                   ARTICLE 10

                                   GUARANTEES

                                      -iii-

                                   ARTICLE 11

                           SATISFACTION AND DISCHARGE

Section 11.01   Satisfaction and Discharge...............................    86
Section 11.02   Application of Trust Money...............................    87

                                   ARTICLE 12

                                  MISCELLANEOUS

Section 12.01   Trust Indenture Act Controls.............................    87
Section 12.02   Notices..................................................    87
Section 12.03   Communication by Holders of Notes with Other Holders of

Section 12.07   No Personal Liability of Directors, Officers, Employees

EXHIBITS

Exhibit A       Form of Note
Exhibit B       Form of Certificate of Transfer
Exhibit C       Form of Certificate of Exchange
Exhibit D       Form of Guarantee

                                      -iv-

          INDENTURE, dated as of September 21, 2005, among TRC Finance, Inc., a
Delaware corporation ("Finance"), The Restaurant Company, a Delaware corporation
("TRC"), the Guarantors (as defined herein) listed on the signature pages hereto and The Bank of New York, a New York banking corporation, as Trustee.

                                   WITNESSETH:

          WHEREAS, Finance has duly authorized the creation of an issue of
$190,000,000 aggregate principal amount of 10% Senior Notes due 2013 (the
"Initial Notes");

          WHEREAS, in connection with the Transaction (as defined herein),
Finance will merge with and into TRC, after which the obligations of Finance with respect to the due and punctual payment of the principal of, premium, if any, and interest on all the Notes and the performance and observation of each covenant and agreement under this Indenture on the part of Finance to be performed or observed will become obligations of TRC and unconditionally and irrevocably guaranteed by the Guarantors; and

          WHEREAS, each of Finance, TRC and each of the Guarantors has duly authorized the execution and delivery of this Indenture.

          NOW, THEREFORE, Finance, TRC, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Notes.

                                   ARTICLE 1

                   DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01 Definitions.

          "144A Global Note" means a Global Note substantially in the form of
Exhibit A hereto, as the case may be, bearing the Global Note Legend and the
Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule
144A.

          "Acquired Debt" means, with respect to any specified Person, (i)
Indebtedness of any other Person existing at the time such other Person is merged with or into or becomes a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a
Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

          "Acquisition" means the acquisition directly or indirectly by TRC
Holding Corp. of The Restaurant Holding Corporation.

          "Additional Interest" means all additional interest then owing pursuant to the Registration Rights Agreement.

          "Additional Notes" means additional Notes (other than the Initial
Notes and other than Exchange Notes for such Initial Notes issued pursuant to
Sections 2.06, 2.07, 2.10 and 3.06) issued from time to time under this
Indenture in accordance with Sections 2.01 and 4.09 hereof.

          "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control"
(including, with correlative meanings, the terms "controlling," "controlled by"
and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control.

          "Agent" means any Registrar or Paying Agent.

          "Applicable Premium" means, with respect to any Note on any Redemption
Date, the greater of:

          (1)  1.0% of the principal amount of any Note; or

          (2)  the excess of:

               (a) the present value at such redemption date of (i) the
          redemption price of the Note at October 1, 2009 (such redemption price being set forth in Section 3.07 hereof), plus (ii) all required interest payments due on the Note through October 1, 2009 (excluding accrued but unpaid interest to the Redemption Date), computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over

               (b) the principal amount of the Note, if greater.

          "Applicable Procedures" means, with respect to any transfer, redemption or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and/or Clearstream that apply to such transfer, redemption or exchange.

          "Asset Acquisition" means, with respect to any Person, (1) an
Investment by such Person or any Restricted Subsidiary of such Person in any third Person pursuant to which such third Person shall become a Restricted
Subsidiary of such Person or any Restricted Subsidiary of such Person, or shall be merged with or into such Person or any Restricted Subsidiary of such Person, or (2) the acquisition by such Person or any Restricted Subsidiary of such
Person of the assets of any third Person (other than a Restricted Subsidiary of such Person) which constitute all or substantially all of the assets of such third Person or comprises any division or line of business of such third Person or any other properties or assets of such third Person other than in the ordinary course of business.

          "Asset Sale" means (i) the sale, lease, conveyance or other disposition of any assets or rights (including, without limitation, by way of a sale and leaseback) other than sales of inventory and leases (or subleases) of restaurant facilities and related equipment to franchisees, in each case in the ordinary course of business (provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Issuer and its
Subsidiaries taken as a whole will be governed by Sections 4.14 and 5.01 and not by Section 4.10, and (ii) the issue or sale by the Issuer or any of its
Subsidiaries of Equity Interests of any of the Issuer's Restricted Subsidiaries
other than director's qualifying shares or shares required by applicable law to be held by a Person other than the Issuer or a Restricted Subsidiary, in the case of either clause (i) or (ii), whether in a single transaction or a series of related transactions (a) that have a fair market value in excess of $2.0 million or (b) for net proceeds in excess of $2.0 million. Notwithstanding the foregoing, the following items shall not be deemed to be

                                      -2-

Asset Sales: (i) a transfer, sale or other disposition of assets by the Issuer to a Restricted Subsidiary or by a Restricted Subsidiary to the Issuer or to
another Restricted Subsidiary, (ii) an issuance, sale, transfer or other disposition of Equity Interests by a Restricted Subsidiary to the Issuer or to
another Restricted Subsidiary, (iii) a Restricted Payment that is permitted by
Section 4.07 or the definition of Permitted Investment, (iv) any sale, lease, sublease or other disposition of assets that are no longer used, or are damaged, worn-out or obsolete, by the Issuer or any of its Restricted Subsidiaries; (v)
issuance of Equity Interests by a Restricted Subsidiary of the Issuer in which the Issuer's percentage interest (direct and indirect) in the Equity Interests of such Restricted Subsidiary, after giving effect to such issuance, is at least equal to its percentage interest prior thereto; (vi) the sale or other disposition of Cash Equivalents or Marketable Securities; (vii) the sale, lease, sublease, license, sublicense or consignment of accounts receivable, equipment, inventory, real property, or other assets in the ordinary course of business, including leases or subleases with respect to facilities which are temporarily not in use or pending their disposition; (viii) trade or exchange of assets of equivalent fair market value; (ix) the licensing of intellectual property or other general intangibles to third Persons on customary terms as determined by the Board of Directors in good faith; (x) the good faith surrender or waiver of contract rights or the settlement, release or surrender of claims of any kind;
and (xi) the sale or other disposal of property or assets pursuant to the exercise of any remedies pursuant to the Credit Facilities or the other security documents relating to any Indebtedness permitted under this Indenture.

          "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

          "Average Market Price" means, with respect to any Marketable
Securities as of any relevant date of determination the average of the Closing
Price per share or other unit of such Marketable Securities for the period of five full Trading Days ending on and including the third full Trading Day prior to such relevant date of determination (appropriately adjusted to reflect the effect of any stock splits, reverse splits, stock dividends and any other similar events affecting such security).

          "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

          "Board of Directors" means (i) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board, (ii) with respect to a partnership, the Board of
Directors of the general partner of the partnership, (iii) with respect to a limited liability company, the managing member or members or any controlling committee or board of directors of the sole member or of the managing member thereof and (iv) with respect to any other person, the board or committee of such Person serving a similar function.

          "Broker-Dealer" has the meaning set forth in the Registration Rights
Agreement.

          "Business Day" means each day which is not a Legal Holiday.

          "Capital Interests" means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or

                                      -3-

distributions of assets of, the issuing Person (other than earn-outs or similar consideration payable in connection with an acquisition).

          "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

          "Cash Equivalents" means:

          (i) United States dollars,

          (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof
     (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition,

          (iii) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers'
     acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any lender party to the New Credit Facility or with any commercial bank organized under the laws of the United States of
     America or any state thereof or the District of Columbia or any foreign country recognized by the United States of America having capital and surplus, at the time of acquisition thereof, in excess of $500 million (or foreign currency equivalent thereof) and a Thomson BankWatch Rating of "B"
     or better,

          (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii)
     above entered into with any financial institution meeting the qualifications specified in clause (iii) above,

          (v) commercial paper having the highest rating obtainable from Moody's
     Investors Service, Inc. or Standard & Poor's Rating Services, Inc. and in
     each case maturing within nine months after the date of acquisition,

          (vi) securities issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition thereof, having one of the two highest ratings obtainable from either Standard & Poor's Rating Services, Inc. or Moody's
     Investors Service, Inc.,

          (vii) investments by Restricted Subsidiaries in local currencies in instruments issued by or with entities in jurisdictions outside of the
     United States having correlative attributes to the foregoing, and

          (viii) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (i) through
     (vii) of this definition.

          "Change of Control" means the occurrence of any of the following:

          (i) any sale, lease, exchange or other transfer (other than a Lien permitted by this Indenture or by way of consolidation or merger), in one transaction or a series of related transactions) of all or substantially all of the assets of the Issuer and its Subsidiaries, taken as a whole, to any Person or group of related Persons for purposes of Section 13(d) of the
     Exchange

                                      -4-

     Act (a "Group"), together with any Affiliates thereof (whether or not otherwise in compliance with the provisions of this Indenture) other than in all such cases to one or more Permitted Holders;

          (ii) the approval by the holders of Capital Interests of the Issuer of any plan or proposal for the liquidation or dissolution of the Issuer
     (whether or not otherwise in compliance with the provisions of this
     Indenture);

          (iii) any Person or Group (other than the Permitted Holders and any entity formed and controlled by the Permitted Holders for the purpose of owning Capital Interests of Parent) shall become the owner, directly or indirectly, beneficially or of record, of shares representing more that 50%
     of the aggregate ordinary voting power represented by the issued and outstanding Capital Interests of Parent or the Issuer; or

          (iv) the replacement over a two-year period of a majority of the Board of Directors of Parent (or if Parent has been liquidated or dissolved, the
     Issuer) who constituted the Board of Directors of Parent or the Issuer, as
     the case may be, at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of the
     Continuing Directors.

          "Clearstream" means Clearstream Banking Societe Anonyme and any successor thereto.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Consolidated Cash Flow" means, with respect to any Person, for any period, the sum (without duplication) of:

          (i)  Consolidated Net Income; and

          (ii) to the extent Consolidated Net Income has been reduced thereby:

               (a) all income taxes of such Person and its Restricted
          Subsidiaries paid or accrued in accordance with GAAP for such period;

               (b) Consolidated Interest Expense;

               (c) Consolidated Non-Cash Charges;

               (d) the GAAP rental expense associated with operating leases less the actual cash rental expense associated with such operating leases;

               (e) any management fee paid by the Issuer and its Restricted
          Subsidiaries in such period pursuant to the terms of the Management
          Agreement as in effect on the Issue Date and as described in the
          Offering Memorandum;

               (f) all transaction and restructuring costs incurred during such period in connection with any Asset Acquisition in an aggregate amount not to exceed five percent of the total enterprise value of such Asset
          Acquisition; and

               (g) the aggregate amount of Pre-Opening Costs incurred during such period in an aggregate amount not to exceed $2.0 million in any period,

                                      -5-

all as determined on a consolidated basis for such Person and its Restricted
Subsidiaries in accordance with GAAP.

          "Consolidated Interest Expense" means, with respect to any Person for any period, the sum of, without duplication, the aggregate interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, write-off of deferred financing cost, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations (paid, accrued and/or scheduled) to be paid or accrued, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations (including fees and premiums)), to the extent that any such expense was deducted in computing such Consolidated Net Income on a consolidated basis for such Person and its Restricted Subsidiaries and determined in accordance with GAAP.

          "Consolidated Leverage Ratio" means, with respect to any Person, the ratio of total Indebtedness of such Person and its Restricted Subsidiaries during the four full fiscal quarters (the "Four Quarter Period") ending prior to the date of the transaction giving rise to the need to calculate the
Consolidated Leverage Ratio for which financial statements are available (the
"CLR Transaction Date") to the Consolidated Cash Flow of such Person for the
Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, total Indebtedness and "Consolidated Cash Flow"
shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

          (1) the incurrence or repayment of any Indebtedness of such Person or any of its Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness by such Person or any of its
     Restricted Subsidiaries (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the CLR Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period; and

          (2) any asset sales or other dispositions or Asset Acquisitions
     (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its
     Restricted Subsidiaries (including any Person who becomes a Restricted
     Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Debt and also including any
     Consolidated Cash Flow (including any Pro Forma Cost Savings) attributable to the assets which are the subject of the Asset Acquisition or asset sale or other disposition during the Four Quarter Period) occurring during the
     Four Quarter Period or at any time subsequent to the last day of the Four
     Quarter Period and on or prior to the CLR Transaction Date, as if such asset sale or other disposition or Asset Acquisition (including the incurrence, assumption or liability for any such Indebtedness) occurred on the first day of the Four Quarter Period.

In calculating Consolidated Interest Expense for the purpose of determining
Consolidated Cash Flow on a pro forma basis, (a) interest on outstanding
Indebtedness determined on a fluctuating basis as of the CLR Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such
Indebtedness in effect on the CLR Transaction Date; (b) if interest on any
Indebtedness actually incurred on the CLR Transaction Date may

                                      -6-

optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the CLR Transaction Date will be deemed to have been in effect during the Four-Quarter period; and (c) notwithstanding clause (a)
above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to interest rate swaps, caps or collars, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreement.

          "Consolidated Net Income" means, with respect to any Person, for any period, the aggregate net income (or loss) of such Person and its Restricted
Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP, provided that there shall be excluded therefrom (without duplication):

          (1) gains or losses from Asset Sales (without regard to the $2,000,000 limitation set forth in the definition thereof) or other dispositions, abandonments or reserves relating thereto or the extinguishment of any
     Indebtedness, together with any related provision for taxes on such gains or losses;

          (2) extraordinary gains and extraordinary losses together with any related provision for taxes on such extraordinary gains or extraordinary losses;

          (3) the net income or loss of any Person acquired prior to the date it becomes a Restricted Subsidiary of the referent Person or is merged or consolidated with the referent Person or any Restricted Subsidiary of the referent Person;

          (4) solely for purpose of calculating Consolidated Net Income to determine the amount of Restricted Payments permitted under Section
     4.07(a)(3)(i), the net income (but not loss) of any Subsidiary of the
     Issuer (excluding in the case of the Issuer or any of its Restricted
     Subsidiary, any Restricted Subsidiary that is a Guarantor or a Foreign
     Subsidiary) to the extent that the declaration of dividends or similar distributions by that Subsidiary of that income is restricted by a contract, operation of law or otherwise, except to the extent that such net income is actually, or permitted to be, paid to the Issuer or a Restricted
     Subsidiary thereof by loans, advances, intercompany transfers, principal repayments or otherwise;

          (5) all gains realized on or because of the purchase or other acquisition by the Issuer or any of its Restricted Subsidiaries of any
     securities of such Person or any of its Restricted Subsidiaries;

          (6) the cumulative effect of a change in accounting principles;

          (7) any gain or loss due solely to fluctuations in currency values and the related tax effects in accordance with GAAP;

          (8) any non-cash expenses or charges resulting from the grant of stock, stock options or other equity-based awards;

          (9) unrealized non-cash gains or losses in respect of Hedging
     Obligations;

          (10) any amortization of the consideration paid for any
     non-competition agreements or arrangements entered into in connection with the transactions described under the caption "The Transactions" in the
     Offering Memorandum;

                                      -7-

          (11) any goodwill impairment charges;

          (12) the net income of any Person, other than a Restricted Subsidiary of the referent Person, except to the extent of cash dividends or distributions paid to the referent Person or to a Restricted Subsidiary of the referent Person by such Person;

          (13) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of Consolidated Net
     Income accrued at any time following the Issue Date;

          (14) income or loss attributable to discontinued operation (including, without limitation, operations disposed or during such period whether or not such operations were classified as discontinued);

          (15) all transaction and restructuring costs incurred during such period in connection with the Acquisition; and

          (16) in the case of a successor to the referent Person by
     consolidation or merger or as a transferee of the referent Person's assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets.

In addition, Consolidated Net Income shall be reduced (to the extent not otherwise deducted in the provision for income taxes for such period) by the amount of any payment during such period pursuant to clause (2) of the definition of "Permitted Payments to Parent."

          "Consolidated Non-Cash Charges" means, with respect to any Person and its Restricted Subsidiaries, for any period, depreciation, amortization
(including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of any
Person and its Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income, minus non-cash items increasing such
Consolidated Net Income for such period (other than accruals of revenue in the ordinary course of business and reversals in such period of an accrual of, or reserve for, a cash charge in another period) on a consolidated basis for such
Person and its Restricted Subsidiaries and determined in accordance with GAAP.

          "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Issuer who (i) was a member of such
Board of Directors on the Issue Date, (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing
Directors who were members of such Board of Directors at the time of such nomination or election, or (iii) was nominated for election to such Board of
Directors by a Permitted Holder.

          "Corporate Trust Office of the Trustee" means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 101 Barclay Street,
Floor 8 West, New York, New York 10286, Attention: Corporate Trust
Administration, or such other address as the Trustee may designate from time to time by notice to the Holders and the Issuer, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by written notice to the Holders and the
Issuer).

                                      -8-

          "Credit Facilities" means one or more debt facilities (including, without limitation, the New Credit Facility) or commercial paper facilities or indentures with banks or other lenders or a trustee providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), issuance of notes or letters of credit, in each case, as amended, restated, modified, substituted, renewed, refunded, replaced or refinanced in whole or in part from time to time.

          "Custodian" means the Trustee, as custodian with respect to the Notes issuable or issued in whole or in part in global form, or any successor entity thereto appointed as a custodian hereunder and having become such pursuant to the applicable provisions of this Indenture.

          "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

          "Definitive Note" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06(c) hereof, substantially in the form of Exhibit A hereto, as the case may be, except that such Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

          "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as Depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

          "Disqualified Interest" means any Capital Interest that, by its terms
(or by the terms of any security into which it is convertible, or for which it is exchangeable, at the option of the holder thereof), or upon the happening of any event (other than an event that would constitute a Change of Control), matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the sole option of the holder thereof (except in each case, upon the occurrence of a Change of Control or to the extent such
Capital Interest is only redeemable or exchangeable into Qualified Capital
Stock), in whole or in part, on or prior to the date on which the Notes mature for cash or is convertible into or exchangeable for debt securities of the
Issuer or its Subsidiaries at any time prior to such date; provided, however, that any Capital Interests that would constitute Disqualified Interests solely because the holders thereof have the right to require the Issuer to repurchase or redeem such Capital Interests upon the occurrence of a Change of Control or an Asset Sale shall not constitute Disqualified Interests if the terms of such
Capital Interests provide that the Issuer may not repurchase or redeem any such
Capital Interests pursuant to such provisions unless such repurchase or redemption complies with Section 4.07.

          "Equity Interests" means Capital Interests and all warrants, options or other rights to acquire Capital Interests (but excluding any debt security that is convertible into, or exchangeable for, Capital Interests).

          "Equity Offering" means any public or private sale of Qualified
Capital Interests of the Issuer or any direct or indirect parent entity of the
Issuer, provided that, in the event of an Equity Offering by any direct or indirect parent entity of the Issuer, such parent entity contributes to the capital of the Issuer the portion of the net cash proceeds of such Equity
Offering necessary to pay the aggregate redemption price (plus accrued interest to the redemption date) of the Notes to be redeemed pursuant to Section 3.07(b).

          "Euroclear" means Euroclear S.A./N.V., as operator of the Euroclear system and any successor thereto.

                                      -9-

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto, and the rules and regulations of the SEC promulgated thereunder.

          "Exchange Notes" means the Notes issued in the Exchange Offer pursuant to Section 2.06(f) hereof.

          "Exchange Offer" has the meaning set forth in the Registration Rights
Agreement.

          "Exchange Offer Registration Statement" has the meaning set forth in the Registration Rights Agreement.

          "Fixed Charge Coverage Ratio" means, with respect to any Person, the ratio of total Consolidated Cash Flow of such Person and its Restricted
Subsidiaries during the Four Quarter Period ending prior to the date of the transaction giving rise to the need to calculate the Fixed Charge Coverage Ratio for which financial statements are available (the "FCCR Transaction Date") to
Fixed Charges of such Person for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition,
"Consolidated Cash Flow" and "Fixed Charges" shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

          (1) the incurrence or repayment of any Indebtedness of such Person or any of its Restricted Subsidiaries, or the issuance or redemption of preferred stock by such Person or any of its Restricted Subsidiaries (in each case, and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other
     Indebtedness (or the issuance or redemption or other repayment of any other preferred stock by such Person or any of its Restricted Subsidiaries (in each case, and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the FCCR Transaction
     Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four
     Quarter Period; and

          (2) any asset sales or other dispositions or Asset Acquisitions
     (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its
     Restricted Subsidiaries (including any Person who becomes a Restricted
     Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Debt and also including any
     Consolidated Cash Flow (including any Pro Forma Cost Savings) attributable to the assets which are the subject of the Asset Acquisition or asset sale or other disposition during the Four Quarter Period) occurring during the
     Four Quarter Period or at any time subsequent to the last day of the Four
     Quarter Period and on or prior to the FCCR Transaction Date, as if such asset sale or other disposition or Asset Acquisition (including the incurrence, assumption or liability for any such Indebtedness) occurred on the first day of the Four Quarter Period.

In calculating Fixed Charges attributable to interest on any Indebtedness computed on a pro forma basis, (a) interest on outstanding Indebtedness determined on a fluctuating basis as of the FCCR Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the FCCR Transaction Date; (b) if interest on any Indebtedness actually incurred on the FCCR Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the
FCCR Transaction Date will be deemed to have been in effect during the
Four-Quarter period; and (c) notwithstanding clause (a) above, interest

                                      -10-

on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to interest rate swaps, caps or collars, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreement.

          "Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of

          (i) the Consolidated Interest Expense of such Person and its
     Restricted Subsidiaries for such period, whether paid or accrued; and

          (ii) the product of (a) all cash dividend payments, on any series of preferred equity of such Person or any of its Restricted Subsidiaries paid during such period to any Person other than such Person or any of its
     Restricted Subsidiaries times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

          "Foreign Subsidiaries" means any Subsidiary of the Issuer which was not formed under the laws of the United States or any state of the United States or the District of Columbia.

          "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American
Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession of the United States, as in effect from time to time.

          "Global Note Legend" means the legend set forth in Section 2.06(g)(ii)
hereof, which is required to be placed on all Global Notes issued under this
Indenture.

          "Global Notes" means, individually and collectively, each of the
Restricted Global Notes and the Unrestricted Global Notes, substantially in the form of Exhibit A hereto issued in accordance with Section 2.01, 2.06(b),
2.06(d) or 2.06(f) hereof.

          "Government Securities" means securities that are:

          (1) direct obligations (or certificates representing an ownership interest in such obligations) of, or obligations guaranteed by, the United
     States of America for the timely payment of which its full faith and credit is pledged; or

          (2) obligations (or certificates representing an ownership interest in such obligations) of, or obligations guaranteed by, Person controlled or supervised by and acting as an agency or instrumentality of the United
     States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof.

          "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

                                      -11-

          "Guarantors" means any Subsidiary of the Issuer or any co-issuer or co-obligor of the Notes that executes a Guarantee in accordance with the provisions of this Indenture, and their respective successors and assigns.

          "Hedging Obligations" means, with respect to any specified Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements, interest rate collar agreements and other agreements or arrangements designed for the purpose of fixing, hedging or swapping interest rate risk; (ii) commodity swap agreements, commodity option agreements, forward contracts and other agreements or arrangements designed for the purpose of fixing, hedging or swapping commodity price risk; and (iii) foreign exchange contracts, currency swap agreements and other agreements or arrangements designed for the purpose of fixing, hedging or swapping foreign currency exchange rate risk.

          "Heirs" of any individual mean such individual's estate, spouse, lineal relatives (including adoptive descendants), administrator, committee or other personal representative or other estate planning vehicle and any custodian or trustee for the benefit of any spouse or lineal relatives (including adoptive descendants) of such individual.

          "Holders" means a Person in whose name a Note is registered.

          "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof but excluding Obligations with respect to letters of credit (including trade letters of credit) to the extent such Obligations are cash collateralized or such letters of credit secure
Obligations (other than Obligations described above and Obligations in connection with Capitalized Lease Obligations) entered into in the ordinary course of business of such Person and such letters of credit are not drawn upon or, if drawn upon, to the extent any such drawing is reimbursed no later than three Business Days following receipt by such Person of a demand for reimbursement) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing
(other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all Indebtedness of others secured by a Lien on any asset of such
Person (whether or not such Indebtedness is assumed by such Person),
Attributable Debt and, to the extent not otherwise included, the Guarantee by such Person of any Indebtedness of any other Person. The amount of any
Indebtedness outstanding as of any date shall be (i) the accreted value thereof, in the case of any Indebtedness issued with original issue discount, and (ii)
the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness. Indebtedness also includes all Disqualified Interests issued by such Person with the amount of
Indebtedness represented by such Disqualified Interests being equal to its maximum fixed repurchase price, but excluding accrued dividends, if any. For purposes hereof, the "maximum fixed repurchase price" of any Disqualified
Interests which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Interests as if such Disqualified
Interests were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Interests, such fair market value shall be determined reasonably and in good faith by the Board of
Directors of the issuer of such Disqualified Interests. Notwithstanding the foregoing, in connection with the Asset Acquisition or other purchase by the
Issuer or any Restricted Subsidiary of any business or assets not in the ordinary course of business, the term "Indebtedness" will exclude post closing payment adjustments to which the seller may become entitled to the extent such

                                      -12-

payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing; provided, however, that at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid within 30 days thereafter.

          "Indenture" means this Indenture, as amended or supplemented from time to time.

          "Indirect Participant" means a Person who holds a beneficial interest in a Global Note through a Participant.

          "Initial Notes" as defined in the recitals hereto.

          "Initial Purchasers" means Wachovia Capital Markets, LLC, BNP Paribas
Securities Corp., Jefferies & Company, Inc. and Piper Jaffray & Co.

          "Interest Payment Date" means April 1 and October 1 of each year to stated maturity, commencing April 1, 2006.

          "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding extensions of credit to customers or advances, deposits or payments to or with suppliers, lessors or utilities or for worker's compensation, in each case, in the ordinary course of business that are required to be recorded in accordance with GAAP as accounts receivable, prepaid expenses or deposits on the balance sheet of such Person and excluding commissions, travel and similar advances to officers and employees made consistent with past practices) and purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities. If the
Issuer or any Restricted Subsidiary of the Issuer sells or otherwise disposes of any Equity Interests of any Restricted Subsidiary of the Issuer such that, after giving effect to any such sale or disposition, such Person is no longer a
Restricted Subsidiary of the Issuer, the Issuer shall be deemed to have made an
Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in Section 4.07(a)(3)(iii). Except as otherwise provided for herein, the amount of an Investment shall be its fair market value at the time the Investment is made and without giving effect to subsequent changes in value.

          "Issue Date" means September 21, 2005.

          "Issuer" means (a) prior to the consummation of the Acquisition,
Finance and not any of its Affiliates and (b) from and after the consummation of the Acquisition, TRC and not any of its Subsidiaries, and any successor thereto.

          "Issuer Order" means a written request or order signed on behalf of the Issuer by an Officer of the Issuer, who must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Issuer, and delivered to the Trustee.

          "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York.

          "Letter of Transmittal" means the letter of transmittal, or electronic equivalent in accordance with Applicable Procedures to be prepared by the Issuer and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.

                                      -13-

          "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law
(including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

          "Management Agreement" means the management agreement among the
Issuer, Parent, TRC Holding Corp., TRC Holding LLC and Castle Harlan, Inc., as
in effect on the Issue Date.

          "Marketable Securities" means any securities listed or quoted on any national securities exchange that has registered with the SEC pursuant to
Section 6(a) of the Exchange Act, the Nasdaq National Market or any designated offshore securities market as defined in Regulation S under the Securities Act.

          "Net Proceeds" means the aggregate cash proceeds received by the
Issuer or any of its Restricted Subsidiaries in respect of any Asset Sale
(including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale or disposition of such non-cash consideration, including, without limitation, (i) legal, accounting and investment banking fees, sales commissions, and any severance and relocation expenses incurred as a result thereof, (ii) all taxes paid or payable as a result thereof, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, (iii) amounts required to be applied to the repayment of Indebtedness (other than revolving credit
Indebtedness, unless there is a required reduction in commitments) secured by a
Lien on the asset or assets that were the subject of such Asset Sale, (iv)
appropriate amounts to be provided by the Issuer or any Restricted Subsidiary, as the case may be, as a reserve, (1) against any liabilities associated with such Asset Sale and retained by the Issuer or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, or (2) for adjustment in respect of the sale price of the property or assets that are the subject of such Asset Sale; and (v) amounts required to be paid to any Person (other than the Issuer or any of its
Restricted Subsidiaries) owning a beneficial interest in the assets that are the subject of the Asset Sale.

          "New Credit Facility" means the Revolving Credit Agreement dated as of
September , 2005 among the Issuer, Wachovia Bank, National Association as agent and the lenders party thereto and any related notes, collateral documents, letters of credit and guarantees, including any appendices, exhibits or schedules to any of the foregoing (as the same may be in effect from time to time), in each case, as such agreements may be amended, modified, renewed, refunded, replaced, restated, substituted, refinanced, supplemented or restated
from time to time (whether with the original agents and lenders or other agents or lenders or otherwise, and whether provided under the original credit agreement or other credit agreements or otherwise, including any agreement extending the maturity of, refinancing, replacing, or otherwise restructuring
(including increasing the amount of available borrowings thereunder or adding
Subsidiaries of the Issuer as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

          "Non-Recourse Debt" means Indebtedness (i) as to which neither the
Issuer nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute
Indebtedness), (b) is directly or indirectly liable (as a guarantor or

                                      -14-

otherwise), or (c) constitutes the lender; and (ii) as to which (a) the explicit terms provide that there is no recourse against any assets of the Issuer or any of its Restricted Subsidiaries or (b) the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Issuer or any of its Restricted Subsidiaries.

          "Non-U.S. Person" means a Person who is not a U.S. Person.

          "Notes" means the Initial Notes and more particularly means any Note authenticated and delivered under this Indenture. For all purposes of this
Indenture, the term "Notes" shall also include any Additional Notes that may be issued under a supplemental indenture. The Notes (including any Exchange Notes issued in exchange therefor) are separate series of Notes, but shall be treated as a single class for all purposes under this Indenture, except as set forth herein. For purposes of this Indenture, all references to Notes to be issued or authenticated upon transfer, replacement or exchange shall be deemed to refer to
Notes of the applicable series.

          "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

          "Offering Memorandum" means the offering memorandum, dated September
16, 2005, relating to the sale of the Initial Notes.

          "Officer" means the Chairman of the Board, the Chief Executive
Officer, the Chief Financial Officer, the President, any Executive Vice
President, Senior Vice President or Vice President, the Treasurer or the
Secretary of the Issuer.

          "Officer's Certificate" means a certificate signed on behalf of the
Issuer by an Officer of the Issuer, who must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Issuer, that meets the requirements set forth in this Indenture.

          "Opinion of Counsel" means a written opinion from legal counsel that meets the requirements of Section 12.05 hereof. The counsel may be an employee of or counsel to the Issuer or any Subsidiary of the Issuer.

          "Participant" means, with respect to the Depositary, Euroclear or
Clearstream, a Person who has an account with the Depositary, Euroclear or
Clearstream, respectively (and, with respect to DTC, shall include Euroclear and
Clearstream).

          "Permitted Business" means the business of the Issuer and its
Restricted Subsidiaries, as presently conducted by the Issuer and its Restricted
Subsidiaries and other businesses that are ancillary or related thereto.

          "Permitted Holders" means (1) Castle Harlan Partners IV, L.P. and any
Person controlling, controlled by, or under common control with, and any account controlled or managed by or under common control or management with Castle
Harlan Partners IV, L.P. or (2) Castle Harlan Inc. and employees, management and directors of (including any of their Heirs), and Persons owning accounts managed or advised by or controlled by, any of the foregoing and their respective
Affiliates.

          "Permitted Investments" means:

          (a) any Investment in the Issuer or in a Restricted Subsidiary of the
     Issuer;

                                      -15-

          (b) any Investment in Cash Equivalents or Marketable Securities;

          (c) any Investment by the Issuer or any Restricted Subsidiary of the
     Issuer in a Person, if as a result of such Investment (i) such Person becomes a Restricted Subsidiary of the Issuer or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Issuer or a
     Restricted Subsidiary of the Issuer and that is engaged in a Permitted
     Business;

          (d) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10;

          (e) any acquisition of assets solely in exchange for the issuance of
     Equity Interests (other than Disqualified Interests) of the Issuer or any parent of the Issuer;

          (f) Investments represented by guarantees that are otherwise permitted under this Indenture;

          (g) Investments existing on the Issue Date;

          (h) Hedging Obligations entered into in the ordinary course of the
     Issuer's or its Restricted Subsidiaries' businesses, consistent with past practice, and otherwise in compliance with this Indenture;

          (i) Investments in the Notes;

          (j) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers in exchange for claims against such trade creditors or customers or in good faith settlement of delinquent obligations of such trade creditors and customers;

          (k) Investment in franchisees including the acceptance by the Issuer and its Restricted Subsidiaries of promissory notes from such franchisees as payment of such franchisees' obligations to the Issuer or any of its
     Restricted Subsidiaries not in excess of $4.0 million at any one time outstanding;

          (l) advances to suppliers and customers in the ordinary course of business;

          (m) any Investments in promissory notes acquired in a Permitted
     Non-Cash Transaction, provided that not more than $5.0 million in aggregate principal amount of such promissory notes remains outstanding after giving effect to such Investment (excluding any such promissory notes outstanding on the date of this Indenture);

          (n) loans and advances, including advances for travel and moving expenses, to employees that are not officers or directors of the Issuer and its Restricted Subsidiaries in the ordinary course of business, for bona fide business purposes not in excess of $1.0 million at any one time outstanding; and

          (o) other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (o) since the date of this
     Indenture, not to exceed $5.0 million.

                                      -16-

          "Permitted Liens" means:

          (i) Liens securing Indebtedness under Credit Facilities to the extent such Indebtedness was permitted by the terms of this Indenture to be incurred solely pursuant to Sections 4.09(c)(i) and (xvi);

          (ii) Liens in favor of the Issuer;

          (iii) Liens to secure Indebtedness (including Capital Lease
     Obligations) permitted by Section 4.09(c)(iv), which Liens with respect solely to Capital Lease Obligations and purchase money obligations and not mortgage financings shall cover only the assets acquired, constructed, installed, designed, or improved with the proceeds of such Indebtedness;

          (iv) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

          (v) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

          (vi) Liens securing Hedging Obligations that relate to Indebtedness that is otherwise permitted under this Indenture;

          (vii) Liens arising by reason of any judgment, decree or order, but not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment decree on order shall not have been finally terminated or the period within such proceedings may be initiated shall not have expired;

          (viii) Liens securing the Notes and all other monetary obligations under this Indenture and the Guarantees;

          (ix) Liens securing Refinancing Indebtedness incurred to Refinance any
     Indebtedness which has been secured by a Lien permitted under this paragraph and incurred in accordance with Section 4.09; provided that such
     Liens: (i) taken as a whole are no less favorable to the Holders and are not more favorable in any material respect to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness being
     Refinanced; and (ii) do not extend to or cover any property or assets of the Issuer or any of its Restricted Subsidiaries not securing the
     Indebtedness so Refinanced;

          (x) Liens to secure additional Capital Lease Obligations and additional mortgage financings that were permitted to be incurred pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a), which
     Liens with respect solely to Capital Lease Obligations and not mortgage financings shall cover only the assets acquired, constructed, installed, designed or improved with the proceeds of such Indebtedness, up to an aggregate of $15.0 million in principal amount at any one time outstanding;

          (xi) Liens existing on the Issue Date;

                                      -17-

          (xii) precautionary financing statements filed with respect to operating leases or other transactions not involving the incurrence of
     Indebtedness;

          (xiii) Liens securing Acquired Debt incurred in accordance with
     Section 4.09; provided that:

               (a) such Liens secured such Acquired Debt at the time of and prior to the incurrence of such Acquired Debt by the Issuer or a
          Restricted Subsidiary of the Issuer and were not granted in connection with, or in anticipation of, the incurrence of such Acquired Debt by the Issuer or a Restricted Subsidiary of the Issuer; and

               (b) such Liens do not extend to or cover any property or assets of the Issuer or any of its Restricted Subsidiaries other than the property or assets that secured the Acquired Debt prior to the time such Indebtedness became Acquired Debt of the Issuer or a Restricted
          Subsidiary of the Issuer and are no more favorable in any material respect to the lienholders than those securing the Acquired Debt prior to the incurrence of such Acquired Debt by the Issuer or a Restricted
          Subsidiary of the Issuer; and

          (xiv) Liens securing Indebtedness permitted by Section 4.09(c)(xvii).

          "Permitted Non-Cash Transaction" means any sale, lease or other disposition of restaurants and related equipment for consideration consisting of cash and/or promissory notes of the acquiror of such assets, provided that not more than $5.0 million in aggregate principal amount of such promissory notes remains outstanding after giving effect to such transaction (excluding any such promissory notes outstanding on the Issue Date).

          "Permitted Payments to Parent" means, without duplication as to amounts:

          (1) payments to Parent or any direct or indirect parent of Parent to permit Parent or any direct or indirect parent of Parent to pay franchise taxes, directors fees and reasonable accounting, legal and administrative expenses of Parent when due, in an aggregate amount not to exceed $500,000 per annum;

          (2) for so long as the Issuer is a member of a group filing a consolidated or combined tax return with Parent or any direct or indirect parent of Parent, payments to Parent or any direct or indirect parent of
     Parent in respect of an allocable portion of the tax liabilities of such group that is attributable to the Issuer and its Subsidiaries ("Tax
     Payments"). The Tax Payments shall not exceed the lesser of (i) the amount of the relevant tax (including any penalties and interest) that the Issuer would owe if the Issuer were filing a separate tax return (or a separate consolidated or combined return with its Subsidiaries that are members of the consolidated or combined group), taking into account any carryovers and carrybacks of tax attributes (such as net operating losses) of the Issuer and such Subsidiaries from other taxable years and (ii) the net amount of the relevant tax that Parent actually owes to the appropriate taxing authority. Any Tax Payments received from the Issuer shall be paid over to the appropriate taxing authority within 30 days of Parent's or any direct or indirect parent of Parent's receipt of such Tax Payments or refunded to the Issuer; and

          (3) payments to Parent or any direct or indirect parent of Parent to permit the Parent or any direct or indirect parent of Parent to make certain payments permitted to be made under Section 4.07.

                                      -18-

          "Permitted Refinancing Indebtedness" means any Indebtedness of the
Issuer or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, redeem, replace, defease or refund other Indebtedness of the Issuer or any of its Restricted Subsidiaries
(other than intercompany Indebtedness); provided that:

          (i) the principal amount (or accreted value, if applicable) of such
     Permitted Refinancing Indebtedness does not exceed the principal amount of
     (or accreted value, if applicable), plus fees, expenses, premiums, defeasance costs and accrued interest on, the Indebtedness so extended, refinanced, renewed, redeemed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith);

          (ii) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to
     Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, redeemed, renewed, replaced, defeased or refunded;

          (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the
     Notes or Disqualified Interests, then the Permitted Refinancing
     Indebtedness must have a final maturity date later than the final maturity date of, and be subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, redeemed, replaced, defeased or refunded; and

          (iv) such Indebtedness is incurred either by the Issuer or by the
     Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

          "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

          "Pre-Opening Costs" means "start-up costs" (such term used herein as defined in SOP 98-5 published by the American Institute of Certified Public
Accountants) related to the acquisition, opening and organizing of new restaurants, including, without limitation, the cost of feasibility studies, staff-training, and recruiting and travel costs for employees engaged in such start-up activities.

          "Private Placement Legend" means the legend set forth in Section
2.06(g)(i) hereof to be placed on all Notes issued under this Indenture, except where otherwise permitted by the provisions of this Indenture.

          "Pro Forma Cost Savings" means, with respect to any period, the reduction in net costs and related adjustments that (i) were directly attributable to an acquisition that occurred during the Four-Quarter Period or after the end of the Four-Quarter Period and on or prior to the applicable calculation date and calculated on a basis that is consistent with Regulation
S-X under the Securities Act as in effect and applied as of the Issue Date, (ii)
were actually implemented by the business that was the subject of any such acquisition within six months after the date of the acquisition and prior to the calculation date that are supportable and quantifiable by the underlying accounting records of such business or (iii) relate to the business that is the subject of any such acquisition and that the Issuer reasonably determines are probable based upon specifically identifiable actions to be taken within six months of the date of the acquisition and, in the case of each of (i), (ii) and
(iii), are described, as provided below, in an Officer's Certificate, as if all such reductions in costs had been effected as of the beginning of such period.
Pro

                                      -19-

Forma Cost Savings described above shall be accompanied by a certificate delivered to the trustee from the Issuer's chief financial officer that outlines the specific actions taken or to be taken, the net cost savings achieved or to be achieved from each such action and that, in the case of clause (iii) above, such savings have been determined to be probable.

          "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

          "Qualified Capital Interest" means a Capital Interest that is not a
Disqualified Interest.

          "Record Date" for the interest or Additional Interest, if any, payable on any applicable Interest Payment Date means March 15 or September 15 (whether or not a Business Day) next preceding such Interest Payment Date.

          "Registration Rights Agreement" means the Registration Rights
Agreement related to the Notes dated as of the Issue Date, among TRC Finance,
Inc, The Restaurant Company, the Guarantors and the Initial Purchasers, as such agreement may be amended, modified or supplemented from time to time and, with respect to any Additional Notes, one or more registration rights agreements between the Issuer and the other parties thereto, as such agreement(s) may be amended, modified or supplemented from time to time, relating to rights given by the Issuer to the purchasers of Additional Notes to register such Additional
Notes under the Securities Act.

          "Regulation S" means Regulation S promulgated under the Securities
Act.

          "Regulation S Global Note" means a Regulation S Temporary Global Note or Regulation S Permanent Global Note, as applicable.

          "Regulation S Permanent Global Note" means a permanent Global Note in the form of Exhibit A hereto, as the case may be, bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Regulation S
Temporary Global Note upon expiration of the Restricted Period.

          "Regulation S Temporary Global Note" means a temporary Global Note in the form of Exhibit A hereto, as the case may be, bearing the Global Note
Legend, the Private Placement Legend and the Regulation S Temporary Global Note
Legend and deposited with or on behalf of and registered in the name of the
Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903.

          "Regulation S Temporary Global Note Legend" means the legend set forth in Section 2.06(g)(iii) hereof.

          "Responsible Officer" means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such Person's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

          "Restricted Definitive Note" means a Definitive Note bearing the
Private Placement Legend.

                                      -20-

          "Restricted Global Note" means a Global Note bearing the Private
Placement Legend.

          "Restricted Investment" means an Investment other than a Permitted
Investment.

          "Restricted Period" means the 40 day distribution compliance period as defined in Regulation S.

          "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

          "Rule 144" means Rule 144 promulgated under the Securities Act.

          "Rule 144A" means Rule 144A promulgated under the Securities Act.

          "Rule 903" means Rule 903 promulgated under the Securities Act.

          "Rule 904" means Rule 904 promulgated under the Securities Act.

          "SEC" means the U.S. Securities and Exchange Commission.

          "Significant Subsidiary" means any Subsidiary that would be a
"significant subsidiary" as defined in Article 1, Rule 1-02(w) of Regulation
S-X, promulgated pursuant to the Act, as such Regulation is in effect on the
Issue Date.

          "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

          "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such
Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b)
the only general partners of which are such Person or of one or more
Subsidiaries of such Person (or any combination thereof).

          "Trading Day" means, with respect to any Marketable Securities, a day on which the principal United States or foreign securities exchange on which such security is listed or admitted to trading, or the Nasdaq National Market if such security is not listed or admitted to trading on any such securities exchange, as applicable, is open for the transaction of business (unless such trading shall have been suspended for the entire day).

          "Treasury Rate" means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve
Statistical Release H.15 (519) that has become publicly available at least two
Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source or similar market data)) most nearly equal to the period from the redemption date to October 1, 2009;
provided, however, that if the period from the redemption date to

                                      -21-

October 1, 2009, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

          "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended (15 U.S.C Sections 77aaa-777bbbb), as in effect on the date on which this Indenture is qualified under the Trust Indenture Act, except as otherwise set forth in this Indenture.

          "Trustee" means The Bank of New York, as trustee, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

          "Unrestricted Definitive Note" means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

          "Unrestricted Global Note" means a permanent Global Note,
substantially in the form of Exhibit A attached hereto, as the case may be, that bears the Global Note Legend and that has the "Schedule of Exchanges of
Interests in the Global Note" attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing Notes that do not bear the Private Placement Legend.

          "Unrestricted Subsidiary" means any Subsidiary that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board
Resolution, but only to the extent that such Subsidiary:

          (a) has no Indebtedness other than Non-Recourse Debt;

          (b) is not party to any agreement, contract, arrangement or understanding with the Issuer or any Restricted Subsidiary of the Issuer unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Issuer or such Restricted
     Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Issuer;

          (c) is a Person with respect to which neither the Issuer nor any of its Restricted Subsidiaries has any direct or indirect obligation (x) to subscribe for additional Equity Interests or (y) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and

          (d) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Issuer or any of its Restricted
     Subsidiaries unless such guarantee or credit support is released upon its designation as an Unrestricted Subsidiary;

          Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officer's Certificate certifying that such designation complied with the foregoing conditions and was permitted by
Section 4.07. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any
Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted
Subsidiary of the Issuer as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.09, the Issuer shall be in Default). The Board of Directors of the Issuer may at any time designate any
Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted
Subsidiary of the Issuer of any outstanding Indebtedness of such Unrestricted
Subsidiary and such designation shall only be

                                      -22-

permitted if (i) such Indebtedness is permitted under Section 4.09, calculated on a pro forma basis as if such designation had occurred at the beginning of the
Four-Quarter reference period, and (ii) no Default or Event of Default would be in existence following such designation; and provided, further, that, to the extent applicable, the Issuer shall cause such Subsidiary to comply with Section
4.18.

          "U.S. Person" means a U.S. person as defined in Rule 902(k) under the
Securities Act.

          "Voting Stock" of any Person as of any date means the Capital
Interests of such Person that are at the time entitled to vote in the election of the Board of Directors of such Person.

          "Weighted Average Life to Maturity" means, when applied to any
Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

          "Wholly-Owned Restricted Subsidiary" of any Person means a Restricted
Subsidiary of such Person all of the outstanding Capital Interests or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly-Owned Restricted
Subsidiaries of such Person.

Section 1.02 Other Definitions.

                                                                      Defined in
Term                                                                    Section
----                                                                  ----------
"Affiliate Transaction"............................................      4.11
"Asset Sale Offer".................................................      4.10
"Authentication Order".............................................      2.02
"Change of Control Offer"..........................................      4.14
"Change of Control Payment"........................................      4.14
"Change of Control Payment Date"...................................      4.14
"Covenant Defeasance"..............................................      8.03
"DTC"..............................................................      2.03
"Event of Default".................................................      6.01
"Excess Proceeds"..................................................      4.10
"incur"............................................................      4.09
"Legal Defeasance".................................................      8.02
"Measurement Date".................................................      4.07
"Note Register"....................................................      2.03
"Offer Amount".....................................................      3.09
"Offer Period".....................................................      3.09
"Paying Agent".....................................................      2.03
"Permitted Debt"...................................................      4.09
"Primary Lien".....................................................      4.12
"Purchase Date"....................................................      3.09
"Redemption Date"..................................................      3.07
"Registrar"........................................................      2.03
"Restricted Payments"..............................................      4.07

                                      -23-

Section 1.03 Incorporation by Reference of Trust Indenture Act.

          Whenever this Indenture refers to a provision of the Trust Indenture
Act, the provision is incorporated by reference in and made a part of this
Indenture.

          The following Trust Indenture Act terms used in this Indenture have the following meanings:

          "indenture securities" means the Notes;

          "indenture security holder" means a Holder of a Note and Guarantees;

          "indenture to be qualified" means this Indenture;

          "indenture trustee" or "institutional trustee" means the Trustee; and

          "obligor" on the Notes and the Guarantees means the Issuer and the
     Guarantors, respectively, and any successor obligor upon the Notes and the
     Guarantees, respectively.

          All other terms used in this Indenture that are defined by the Trust
Indenture Act, defined by Trust Indenture Act reference to another statute or defined by SEC rule under the Trust Indenture Act and not otherwise defined herein have the meanings so assigned to them either in the Trust Indenture Act or SEC rule.

Section 1.04 Rules of Construction.

          Unless the context otherwise requires:

          (a) a term has the meaning assigned to it;

          (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (c) "or" is not exclusive;

          (d) words in the singular include the plural, and in the plural include the singular;

          (e) "will" shall be interpreted to express a command;

          (f) provisions apply to successive events and transactions;

          (g) references to sections of, or rules under, the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time;

          (h) unless the context otherwise requires, any reference to an
     "Article," "Section" or "clause" refers to an Article, Section or clause, as the case may be, of this Indenture; and

          (i) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not any particular
     Article, Section, clause or other subdivision.

                                      -24-

Section 1.05 Acts of Holders.

          (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by
Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the
Issuer. Proof of execution of any such instrument or of a writing appointing any such agent, or the holding by any Person of a Note, shall be sufficient for any purpose of this Indenture and (subject to Section 7.01) conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Section 1.05.

          (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by or on behalf of any legal entity other than an individual, such certificate or affidavit shall also constitute proof of the authority of the
Person executing the same. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

          (c) The ownership of Notes shall be proved by the Register maintained by the Registrar.

          (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of any action taken, suffered or omitted by the Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

          (e) The Issuer may, in the circumstances permitted by the Trust
Indenture Act, set a record date for purposes of determining the identity of
Holders entitled to give any request, demand, authorization, direction, notice, consent, waiver or take any other act, or to vote or consent to any action by vote or consent authorized or permitted to be given or taken by Holders. Unless otherwise specified, if not set by the Issuer prior to the first solicitation of a Holder made by any Person in respect of any such action, or in the case of any such vote, prior to such vote, any such record date shall be the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished to the Trustee prior to such solicitation.

          (f) Without limiting the foregoing, a Holder entitled to take any action hereunder with regard to any particular Note may do so with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents, each of which may do so pursuant to such appointment with regard to all or any part of such principal amount. Any notice given or action taken by a Holder or its agents with regard to different parts of such principal amount pursuant to this paragraph shall have the same effect as if given or taken by separate Holders of each such different part.

          (g) Without limiting the generality of the foregoing, a Holder, including DTC that is the Holder of a Global Note, may make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders, and DTC that is the Holder of a Global Note may

                                      -25-

provide its proxy or proxies to the beneficial owners of interests in any such
Global Note through such depositary's standing instructions and customary practices.

          (h) The Issuer may fix a record date for the purpose of determining the Persons who are beneficial owners of interests in any Global Note held by
DTC entitled under the procedures of such depositary to make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders. If such a record date is fixed, the Holders on such record date or their duly appointed proxy or proxies, and only such
Persons, shall be entitled to make, give or take such request, demand, authorization, direction, notice, consent, waiver or other action, whether or not such Holders remain Holders after such record date. No such request, demand, authorization, direction, notice, consent, waiver or other action shall be valid or effective if made, given or taken more than 90 days after such record date.

                                    ARTICLE 2

                                    THE NOTES

Section 2.01 Form and Dating; Terms.

          (a) General. The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rules or usage. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof. The amount of
Notes which may be issued under this Indenture is unlimited.

          (b) Global Notes. Notes issued in global form shall be substantially in the form of Exhibit A hereto (including the Global Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Note" attached thereto).
Notes issued in definitive form shall be substantially in the form of Exhibit A hereto (but without the Global Note Legend thereon and without the "Schedule of
Exchanges of Interests in the Global Note" attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified in the
"Schedule of Exchanges of Interests in the Global Note" attached thereto and each shall provide that it shall represent up to the aggregate principal amount of Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as applicable, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section
2.06 hereof.

          (c) Temporary Global Notes. Notes offered and sold in reliance on
Regulation S shall be issued initially in the form of the Regulation S Temporary
Global Note, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, as custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided. The Restricted Period shall be terminated upon:

          (i) receipt by the Issuer of a written certificate from the
     Depositary, together with copies of certificates from Euroclear and
     Clearstream certifying that they have received certification of non-United
     States beneficial ownership of 100% of the aggregate principal amount of the Regulation S Temporary Global Note (except to the extent of any beneficial

                                      -26-

     owners thereof who acquired an interest therein during the Restricted
     Period pursuant to another exemption from registration under the Securities
     Act and who shall take delivery of a beneficial ownership interest in a
     144A Global Note bearing a Private Placement Legend, all as contemplated by
     Section 2.06(b) hereof); and

          (ii) following such receipt, delivery of an Officer's Certificate to the Trustee

          Following the termination of the Restricted Period, beneficial interests in the Regulation S Temporary Global Note shall be exchanged for beneficial interests in the Regulation S Permanent Global Note pursuant to the
Applicable Procedures. Simultaneously with the authentication of the Regulation
S Permanent Global Note, the Trustee shall cancel the Regulation S Temporary
Global Note. The aggregate principal amount of the Regulation S Temporary Global
Note and the Regulation S Permanent Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee and the
Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

          (d) Terms. The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the
Issuer, the Guarantors and the Trustee, by their execution and delivery of this
Indenture, expressly agree to such terms and provisions and to be bound thereby.
However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

Section 2.02 Execution and Authentication.

          At least one Officer shall execute the Notes on behalf of the Issuer by manual or facsimile signature.

          If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

          A Note shall not be entitled to any benefit under this Indenture or be valid or obligatory for any purpose until authenticated substantially in the form of Exhibit A attached hereto, as the case may be, by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been duly authenticated and delivered under this Indenture.

          On the Issue Date, the Trustee shall, upon receipt of an Issuer Order
(an "Authentication Order"), authenticate and deliver the Initial Notes. In addition, at any time, from time to time, the Trustee shall upon an
Authentication Order authenticate and deliver any Exchange Notes for an aggregate principal amount specified in such Authentication Order for such
Exchange Notes issued hereunder. Aditional Notes may be issued from time to time subject to Section 4.09.

          The Trustee may appoint an authenticating agent acceptable to the
Issuer to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an
Affiliate of the Issuer.

Section 2.03 Registrar, Paying Agent and Calculation Agent.

          The Issuer shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent"). The
Issuer may appoint one or more co-registrars and one or

                                      -27-

more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Issuer may change any Paying Agent or Registrar without prior notice to any Holder. The
Issuer shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Issuer fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The
Issuer or any of its Subsidiaries may act as Paying Agent or Registrar.

          The Issuer initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes.

          The Issuer initially appoints the Trustee to act as the Paying Agent and Registrar for the Notes and to act as Custodian with respect to the Global
Notes.

Section 2.04 Paying Agent to Hold Money in Trust.

          The Issuer shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of
Holders or the Trustee all assets held by the Paying Agent for the payment of principal, premium, if any, or Additional Interest, if any, or interest on the
Notes, and will notify the Trustee of any default by the Issuer in making any such payment. While any such default continues, the Trustee may require a Paying
Agent to pay all money held by it to the Trustee. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Issuer or a Subsidiary)
shall have no further liability for the money. If the Issuer or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Issuer, the Trustee shall serve as Paying Agent for the Notes.

Section 2.05 Holder Lists.

          The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with Trust Indenture Act Section 312(a).
If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee at least two Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the
Holders of Notes and the Issuer shall otherwise comply with Trust Indenture Act
Section 312(a).

Section 2.06 Transfer and Exchange.

          (a) Transfer and Exchange of Global Notes. Except as otherwise set forth in this Section 2.06, a Global Note may be transferred, in whole and not in part, only to another nominee of the Depositary or to a successor Depositary or a nominee of such successor Depositary. A beneficial interest in a Global
Note may not be exchanged for a Definitive Note unless (i) the Depositary (x)
notifies the Issuer that it is unwilling or unable to continue as Depositary for such Global Note or (y) has ceased to be a clearing agency registered under the
Exchange Act and, in either case, a successor Depositary is not appointed by the
Issuer within 120 days or (ii) there shall have occurred and be continuing a
Default with respect to the Notes. Upon the occurrence of any of the preceding events in (i) or (ii) above, Definitive Notes delivered in exchange for any
Global Note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the
Depositary (in accordance with its customary procedures). Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and
2.10 hereof. Every Note authenticated and delivered in exchange

                                      -28-

for, or in lieu of, a Global Note or any portion thereof, pursuant to this
Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note, except for Definitive
Notes issued subsequent to any of the preceding events in (i) or (ii) above and pursuant to Section 2.06(c) hereof. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a); provided, however, that beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (c) or (f) hereof.

          (b) Transfer and Exchange of Beneficial Interests in the Global Notes.
The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this
Indenture and the Applicable Procedures. Beneficial interests in the Restricted
Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

          (i) Transfer of Beneficial Interests in the Same Global Note.
     Beneficial interests in any Restricted Global Note may be transferred to
     Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Temporary Global Note may not be
     made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global
     Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).

          (ii) All Other Transfers and Exchanges of Beneficial Interests in
     Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i) hereof, the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the
     Depositary in accordance with the Applicable Procedures directing the
     Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the
     Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a
     Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the
     Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above; provided that in no event shall
     Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Regulation S Temporary Global Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903. Upon consummation of an
     Exchange Offer by the Issuer in accordance with Section 2.06(f) hereof, the requirements of this Section 2.06(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global
     Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h) hereof.

                                      -29-

          (iii) Transfer of Beneficial Interests to Another Restricted Global
     Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(ii) hereof and the
     Registrar receives the following:

               (A) if the transferee will take delivery in the form of a
          beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; or

               (B) if the transferee will take delivery in the form of a
          beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.

          (iv) Transfer and Exchange of Beneficial Interests in a Restricted
     Global Note for Beneficial Interests in an Unrestricted Global Note. A
     beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(ii) hereof and:

               (A) such exchange or transfer is effected pursuant to the
          Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a
          Broker-Dealer, (2) a Person participating in the distribution of the
          Exchange Notes or (3) a Person who is an affiliate (as defined in Rule
          144) of the Issuer;

               (B) such transfer is effected pursuant to the Shelf Registration
          Statement in accordance with the Registration Rights Agreement;

               (C) such transfer is effected by a Broker-Dealer pursuant to the
          Exchange Offer Registration Statement in accordance with the
          Registration Rights Agreement; or

               (D) the Registrar receives the following:

                    (1) if the holder of such beneficial interest in a
               Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global
               Note, a certificate from such Holder substantially in the form of
               Exhibit C hereto, including the certifications in item (1)(a)
               thereof; or

                    (2) if the holder of such beneficial interest in a
               Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

          and, in each such case set forth in this subparagraph (D), if the
          Registrar so requests or if the Applicable Procedures so require, an
          Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the
          Securities Act and that the restrictions on transfer contained herein and in the

                                      -30-

          Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

          If any such transfer is effected pursuant to subparagraph (B) or (D)
     above at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

          Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

          (c) Transfer or Exchange of Beneficial Interests for Definitive Notes.

          (i) Beneficial Interests in Restricted Global Notes to Restricted
Definitive Notes. If any holder of a beneficial interest in a Restricted Global
Note proposes to exchange such beneficial interest for a Restricted Definitive
Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon the occurrence of any of the events in Section 2.06(a)(i) or (ii) hereof and receipt by the
Registrar of the following documentation:

          (A) if the holder of such beneficial interest in a Restricted Global
     Note proposes to exchange such beneficial interest for a Restricted
     Definitive Note, a certificate from such holder substantially in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

          (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate substantially in the form of
     Exhibit B hereto, including the certifications in item (1) thereof;

          (C) if such beneficial interest is being transferred to a Non-U.S.
     Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (2) thereof;

          (D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate substantially in the form of
     Exhibit B hereto, including the certifications in item (3)(a) thereof;

          (E) if such beneficial interest is being transferred to the Issuer or any of its Restricted Subsidiaries, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(b) thereof;
     or

          (F) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(c) thereof,

the Trustee shall cause the aggregate principal amount of the applicable Global
Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the
Issuer shall execute and the Trustee shall authenticate and mail to the Person designated in the instructions a Definitive Note in the applicable principal amount. Any Definitive Note issued in exchange for a beneficial interest in a
Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar

                                      -31-

through instructions from the Depositary and the Participant or Indirect
Participant. The Trustee shall mail such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section
2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

          (ii) Beneficial Interests in Regulation S Temporary Global Note to
Definitive Notes. Notwithstanding Sections 2.06(c)(i)(A) and (C) hereof, a beneficial interest in the Regulation S Temporary Global Note may not be
exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to (A) the expiration of the
Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) of the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

          (iii) Beneficial Interests in Restricted Global Notes to Unrestricted
Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only upon the occurrence of any of the events in Section 2.06(a)(i) or (ii) hereof and if:

          (A) such exchange or transfer is effected pursuant to the Exchange
     Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of
     Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Issuer;

          (B) such transfer is effected pursuant to the Shelf Registration
     Statement in accordance with the Registration Rights Agreement;

          (C) such transfer is effected by a Broker-Dealer pursuant to the
     Exchange Offer Registration Statement in accordance with the Registration
     Rights Agreement; or

          (D) the Registrar receives the following:

               (1) if the holder of such beneficial interest in a Restricted
          Global Note proposes to exchange such beneficial interest for an
          Unrestricted Definitive Note, a certificate from such holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

               (2) if the holder of such beneficial interest in a Restricted
          Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted
          Definitive Note, a certificate from such holder substantially in the form of Exhibit B hereto, including the certifications in item (4)
          thereof;

     and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of
     Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement
     Legend are no longer required in order to maintain compliance with the
     Securities Act.

                                      -32-

          (iv) Beneficial Interests in Unrestricted Global Notes to Unrestricted
Definitive Notes. If any holder of a beneficial interest in an Unrestricted
Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon the occurrence of any of the events in subsection (i) or (ii) of Section 2.06(a) hereof and satisfaction of the conditions set forth in Section 2.06(b)(ii) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Issuer shall execute and the Trustee shall authenticate and mail to the Person designated in the instructions a Definitive Note in the applicable principal amount. Any
Definitive Note issued in exchange for a beneficial interest pursuant to this
Section 2.06(c)(iv) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from or through the
Depositary and the Participant or Indirect Participant. The Trustee shall mail such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iv) shall not bear the Private Placement
Legend.

          (d) Transfer and Exchange of Definitive Notes for Beneficial
Interests.

          (i) Restricted Definitive Notes to Beneficial Interests in Restricted
Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

          (A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

          (B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate substantially in the form of
     Exhibit B hereto, including the certifications in item (1) thereof;

          (C) if such Restricted Definitive Note is being transferred to a
     Non-U.S. Person in an offshore transaction in accordance with Rule 903 or
     Rule 904, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (2) thereof;

          (D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate substantially in the form of
     Exhibit B hereto, including the certifications in item (3)(a) thereof;

          (E) if such Restricted Definitive Note is being transferred to the
     Issuer or any of its Restricted Subsidiaries, a certificate substantially in the form of Exhibit B hereto, including the certifications in item
     (3)(b) thereof; or

          (F) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(c) thereof,

the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of

                                      -33-

clause (A) above, the applicable Restricted Global Note, in the case of clause
(B) above, the applicable 144A Global Note, and in the case of clause (C) above, the applicable Regulation S Global Note.

          (ii) Restricted Definitive Notes to Beneficial Interests in
Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

          (A) such exchange or transfer is effected pursuant to the Exchange
     Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a
     Broker-Dealer, (2) a Person participating in the distribution of the
     Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144)
     of the Issuer;

          (B) such transfer is effected pursuant to the Shelf Registration
     Statement in accordance with the Registration Rights Agreement;

          (C) such transfer is effected by a Broker-Dealer pursuant to the
     Exchange Offer Registration Statement in accordance with the Registration
     Rights Agreement; or

          (D) the Registrar receives the following:

               (1) if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

               (2) if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit B hereto, including the certifications in item (4) thereof;

     and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of
     Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement
     Legend are no longer required in order to maintain compliance with the
     Securities Act.

          Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the
Unrestricted Global Note.

          (iii) Unrestricted Definitive Notes to Beneficial Interests in
Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may
exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global
Notes.

          If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraph (ii)(B), (ii)(D) or
(iii) above at a time when an Unrestricted Global Note has not

                                      -34-

yet been issued, the Issuer shall issue and, upon receipt of an Authentication
Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

          (e) Transfer and Exchange of Definitive Notes for Definitive Notes.
Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section
2.06(e):

          (i) Restricted Definitive Notes to Restricted Definitive Notes. Any
     Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive
     Note if the Registrar receives the following:

               (A) if the transfer will be made pursuant to a QIB in accordance with Rule 144A, then the transferor must deliver a certificate substantially in the form of Exhibit B hereto, including the certifications in item (1) thereof;

               (B) if the transfer will be made pursuant to Rule 903 or Rule 904 then the transferor must deliver a certificate in the form of Exhibit
          B hereto, including the certifications in item (2) thereof; or

               (C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications required by item (3) thereof, if applicable.

          (ii) Restricted Definitive Notes to Unrestricted Definitive Notes. Any
     Restricted Definitive Note may be exchanged by the Holder thereof for an
     Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

               (A) such exchange or transfer is effected pursuant to the
          Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate
          (as defined in Rule 144) of the Issuer;

               (B) any such transfer is effected pursuant to the Shelf
          Registration Statement in accordance with the Registration Rights
          Agreement;

               (C) any such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the
          Registration Rights Agreement; or

                                      -35-

               (D) the Registrar receives the following:

                    (1) if the Holder of such Restricted Definitive Notes
               proposes to exchange such Notes for an Unrestricted Definitive
               Note, a certificate from such Holder substantially in the form of
               Exhibit C hereto, including the certifications in item (1)(d)
               thereof; or

                    (2) if the Holder of such Restricted Definitive Notes
               proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder substantially in the form of
               Exhibit B hereto, including the certifications in item (4)
               thereof;

          and, in each such case set forth in this subparagraph (D), if the
          Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement
          Legend are no longer required in order to maintain compliance with the
          Securities Act.

          (iii) Unrestricted Definitive Notes to Unrestricted Definitive Notes.
     A Holder of Unrestricted Definitive Notes may transfer such Notes to a
     Person who takes delivery thereof in the form of an Unrestricted Definitive
     Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

          (f) Exchange Offer. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate (i) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (x) they are not
Broker-Dealers, (y) they are not participating in a distribution of the Exchange
Notes and (z) they are not affiliates (as defined in Rule 144) of the Issuer, and accepted for exchange in the Exchange Offer and (ii) Unrestricted Definitive
Notes in an aggregate principal amount equal to the principal amount of the
Restricted Definitive Notes tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (x) they are not Broker-Dealers, (y)
they are not participating in a distribution of the Exchange Notes and (z) they are not affiliates (as defined in Rule 144) of the Issuer, and accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable
Restricted Global Notes to be reduced accordingly, and the Issuer shall execute and the Trustee shall authenticate and mail to the Persons designated by the
Holders of Definitive Notes so accepted Unrestricted Definitive Notes in the applicable principal amount. Any Notes that remain outstanding after the consummation of the Exchange Offer, and Exchange Notes issued in connection with the Exchange Offer, shall be treated as a single class of securities under this
Indenture.

          (g) Legends. The following legends shall appear on the face of all
Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture:

                                      -36-

          (i) Private Placement Legend.

          (A) Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

          "THIS NOTE (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED
          IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE
          UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES
          ACT"). THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT, AND
          ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE
          TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT
          UNDER, OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, THE
          SECURITIES ACT, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF
          ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION AND IN
          ACCORDANCE WITH TRANSFER RESTRICTIONS CONTAINED IN THE INDENTURE UNDER
          WHICH THIS NOTE WAS ISSUED AND THE OFFERING MEMORANDUM PURSUANT TO
          WHICH THIS NOTE WAS ORIGINALLY SOLD. THE HOLDER OF THE NOTE WILL, AND
          EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY A PROPOSED TRANSFEREE OF
          THE NOTICE OF THE RESALE RESTRICTIONS APPLICABLE TO THE NOTE.

          THIS SECURITY MAY NOT BE ACQUIRED OR HELD WITH THE ASSETS OF (I) AN
          "EMPLOYEE BEN FIT PLAN" (AS DEFINED IN THE EMPLOYEE RETIREMENT INCOME
          SECURITY ACT OF 1974, AS AMENDED ("ERISA")) THAT IS SUBJECT TO ERISA,
          (II) A "PLAN" DESCRIBED IN SECTION 4975 OF THE INTERNAL REVENUE CODE
          OF 1986, AS AMENDED (THE "CODE"), (III) ANY ENTITY DEEMED TO HOLD
          "PLAN ASSETS" OF ANY OF THE FOREGOING BY REASON OF AN EMPLOYEE BENEFIT
          PLAN'S OR PLAN'S INVESTMENT IN SUCH ENTITY, OR (IV) A GOVERNMENTAL
          PLAN OR CHURCH PLAN SUBJECT TO APPLICABLE LAW THAT IS SUBSTANTIALLY
          SIMILAR TO THE FIDUCIARY RESPONSIBILITY OR PROHIBITED TRANSACTION
          PROVISIONS OF ERISA OR SECTION 4975 OF THE CODE ("SIMILAR LAW"),
          UNLESS THE ACQUISITION AND HOLDING OF THIS SECURITY BY THE PURCHASER
          OR TRANSFEREE, THROUGHOUT THE PERIOD THAT IT HOLDS THIS SECURITY, ARE
          EXEMPT FROM THE PROHIBITED TRANSACTION RESTRICTIONS UNDER ERISA AND
          SECTION 4975 OF THE CODE OR ANY PROVISIONS OF SIMILAR LAW, AS
          APPLICABLE, PURSUANT TO ONE OR MORE PROHIBITED TRANSACTION STATUTORY
          OR ADMINISTRATIVE EXEMPTIONS. BY ITS ACQUISITION OR HOLDING OF THIS
          SECURITY, EACH PURCHASER AND TRANSFEREE WILL BE DEEMED TO HAVE
          REPRESENTED AND WARRANTED THAT THE FOREGOING REQUIREMENTS HAVE BEEN
          SATISFIED."

                                      -37-

          (B) Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraph (b)(iv), (c)(iii), (c)(iv), (d)(ii),
     (d)(iii), (e)(ii), (e)(iii) or (f) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the
     Private Placement Legend.

          (ii) Global Note Legend. Each Global Note shall bear a legend in substantially the following form:

          "THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE
          INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE
          BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO
          ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY
          MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION
          2.06(h) OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN
          WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE,
          (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR
          CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS
          GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE
          PRIOR WRITTEN CONSENT OF THE ISSUER. UNLESS AND UNTIL IT IS EXCHANGED
          IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE
          TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE
          DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR
          ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH
          NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR
          DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED
          REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW
          YORK, NEW YORK) ("DTC") TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF
          TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS
          REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE
          REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS
          MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN
          AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE
          HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH
          AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN."

          (iii) Regulation S Temporary Global Note Legend. The Regulation S
     Temporary Global Note shall bear a legend in substantially the following form:

          "THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND
          THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED
          NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN)."

                                      -38-

          (h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for
Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive
Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the
Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the
Depositary at the direction of the Trustee to reflect such increase.

          (i) General Provisions Relating to Transfers and Exchanges.

          (i) To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Global Notes and Definitive
Notes upon receipt of an Authentication Order in accordance with Section 2.02 hereof or at the Registrar's request.

          (ii) No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any
registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.07,
2.10, 3.06, 3.09, 4.10, 4.14 and 9.05 hereof).

          (iii) Neither the Registrar nor the Issuer shall be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

          (iv) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive
Notes surrendered upon such registration of transfer or exchange.

          (v) The Issuer shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under
Section 3.02 hereof and ending at the close of business on the day of selection,
(B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a Record Date and the next succeeding Interest Payment Date.

          (vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuer may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of (and premium, if any) and interest
(including Additional Interest, if any) on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuer shall be affected by notice to the contrary.

          (vii) Upon surrender for registration of transfer of any Note at the office or agency of the Issuer designated pursuant to Section 4.02 hereof, the
Issuer shall execute, and the Trustee shall

                                      -39-

authenticate and mail, in the name of the designated transferee or transferees, one or more replacement Notes of any authorized denomination or denominations of a like aggregate principal amount.

          (viii) At the option of the Holder, Notes may be exchanged for other
Notes of any authorized denomination or denominations of a like aggregate principal amount upon surrender of the Notes to be exchanged at such office or agency. Whenever any Global Notes or Definitive Notes are so surrendered for exchange, the Issuer shall execute, and the Trustee shall authenticate and mail, the replacement Global Notes and Definitive Notes which the Holder making the exchange is entitled to in accordance with the provisions of Section 2.02 hereof.

          (ix) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.]

          (x) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this
Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary Participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.07 Replacement Notes.

          If any mutilated Note is surrendered to the Trustee, the Registrar or the Issuer and the Trustee receives evidence to its satisfaction of the ownership and destruction, loss or theft of any Note, the Issuer shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee's requirements are met. If required by the
Trustee or the Issuer, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuer to protect the Issuer, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Issuer may charge for its expenses in replacing a Note.

          Every replacement Note is a contractual obligation of the Issuer and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08 Outstanding Notes.

          The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the
Trustee in accordance with the provisions hereof, and those described in this
Section 2.08 as not outstanding. Except as set forth in Section 2.09 hereof, a
Note does not cease to be outstanding because the Issuer or an Affiliate of the
Issuer holds the Note.

          If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

          If the principal amount of any Note is considered paid under Section
4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

                                      -40-

          If the Paying Agent (other than the Issuer, a Subsidiary or an
Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such
Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.09 Treasury Notes.

          In determining whether the Holders of the required principal amount of
Notes have concurred in any direction, waiver or consent, Notes owned by the
Issuer, or by any Affiliate of the Issuer, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only
Notes that a Responsible Officer of the Trustee knows are so owned shall be so disregarded. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee's right to deliver any such direction, waiver or consent with respect to the Notes and that the pledgee is not the Issuer or any obligor upon the Notes or any Affiliate of the Issuer or of such other obligor.

Section 2.10 Temporary Notes.

          Until certificates representing Notes are ready for delivery, the
Issuer may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of certificated Notes but may have variations that the Issuer considers appropriate for temporary Notes and as shall be reasonably acceptable to the
Trustee. Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes.

          Holders and beneficial holders, as the case may be, of temporary Notes shall be entitled to all of the benefits accorded to Holders, or beneficial holders, respectively, of Notes under this Indenture.

Section 2.11 Cancellation.

          The Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any
Notes surrendered to them for registration of transfer, exchange or payment. The
Trustee or, at the direction of the Trustee, the Registrar or the Paying Agent and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of such cancelled Notes in accordance with its customary procedures (subject to the record retention requirement of the Exchange Act). Certification of the destruction of all cancelled Notes shall be delivered to the Issuer. The Issuer may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12 Defaulted Interest.

          If the Issuer defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Issuer shall notify the Trustee in writing in the form of an Officer's Certificate of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Issuer shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such

                                      -41-

money when deposited to be held in trust for the benefit of the Persons entitled to such defaulted interest as provided in this Section 2.12. The Trustee shall fix or cause to be fixed each such special record date and payment date;
provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. The Trustee shall promptly notify the Issuer of such special record date. At least 15 days before the special record date, the Issuer (or, upon the written request of the Issuer, the
Trustee in the name and at the expense of the Issuer) shall mail or cause to be mailed, first-class postage prepaid, to each Holder a notice at his or her address as it appears in the register maintained by the Registrar that states the special record date, the related payment date and the amount of such interest to be paid.

          Subject to the foregoing provisions of this Section 2.12 and for greater certainty, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

Section 2.13 CUSIP Numbers

          The Issuer in issuing the Notes may use CUSIP numbers (if then generally in use) and, if so, the Trustee shall use CUSIP numbers in notices of redemption as a convenience to Holders; provided, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption and that reliance may be placed only on the other identification numbers printed on the
Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer will as promptly as practicable notify the
Trustee of any change in the CUSIP numbers.

                                    ARTICLE 3

                                   REDEMPTION

Section 3.01 Notices to Trustee.

          If the Issuer elects to redeem the Notes pursuant to Section 3.07 hereof, it shall furnish to the Trustee, at least 10 Business Days before notice of redemption is required to be mailed or caused to be mailed to Holders pursuant to Section 3.03 hereof but not more than 60 days before a redemption date, an Officer's Certificate complying with the applicable provisions of
Section 12.05 setting forth (i) the paragraph or subparagraph of such Note and/or Section of this Indenture pursuant to which the redemption shall occur,
(ii) the redemption date, (iii) the principal amount of the Notes, as the case may be, to be redeemed, (iv) the redemption price and (v) the CUSIP number, if any. Any optional redemption referenced in such Officer's Certificate may be cancelled by the Issuer at any time prior to a Notice of Redemption being mailed to any Holder and, thereafter, shall be null and void.

Section 3.02 Selection of Notes to Be Redeemed or Purchased.

          If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee shall select the Notes to be redeemed or purchased (a) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed or (b) on a pro rata basis or, to the extent that selection on a pro rata basis is not practicable, by lot or by such other method as the Trustee reasonably considers fair and appropriate; provided that no partial redemption will reduce the principal amount of a Note not redeemed to be less than $1,000; provided further, that if a partial redemption is made with the proceeds of an Equity Offering then the Trustee shall select the Notes or portions thereof for redemption only on a pro

                                      -42-

rata basis or on as nearly a pro rata basis as is practicable (subject to the procedures of the Depository), unless such method is prohibited.

          The Trustee shall promptly notify the Issuer in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased. Notes and portions of Notes selected shall be in amounts of $1,000 or whole multiples of $1,000; no Notes of $1,000 or less can be redeemed in part, except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed or purchased. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.

Section 3.03 Notice of Redemption or Repurchase.

          Subject to Section 3.09 hereof, the Issuer shall mail or cause to be mailed by first-class mail notices of redemption or repurchase at least 30 days but not more than 60 days before the redemption or repurchase date to each
Holder of Notes to be redeemed or repurchased at such Holder's registered address, except that redemption or repurchase notices may be mailed more than 60 days prior to a redemption or repurchase date if the notice is issued in connection with Article 8 or Article 11 hereof. Except as set forth in Section
3.07(b) hereof, notices of redemption or repurchase may not be conditional.
Failure to give notice of redemption, or any defect therein to any Holder of any
Note selected for redemption shall not impair or affect the validity of the redemption of any other Note.

          The notice shall identify the Notes to be redeemed and shall state:

          (a)  the redemption or repurchase date;

          (b)  the redemption or repurchase price;

          (c)  if any Note is to be redeemed or repurchased in part only, the portion of the principal amount of that Note that is to be redeemed or repurchased and that, after the redemption or
               repurchase date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed unpurchased portion of the original Note representing the same indebtedness to the extent not redeemed or repurchased will be issued in the name of the Holder of the Notes (unless such unredeemed or unrepurchased portion is equal to or less than $1,000 in principal amount) or transferred by book entry upon cancellation of the original Note;

          (d)  the name and address of the Paying Agent;

          (e)  that Notes called for redemption or repurchase must be surrendered to the Paying Agent to collect the redemption or repurchase price;

          (f)  that, unless the Issuer defaults in making such redemption payment, interest and Additional Interest, if any, on Notes called for redemption or repurchase ceases to accrue on and after the redemption or repurchase date;

          (g)  the paragraph or subparagraph of the Notes and/or Section of this
               Indenture pursuant to which the Notes called for redemption or repurchase are being redeemed or repurchased, as applicable;

                                      -43-

          (h)  the CUSIP number, if any, and the statement that no
               representation is made as to the correctness or accuracy of the
               CUSIP number, if any, listed in such notice or printed on the
               Notes; and

          (i)  if in connection with a redemption or repurchase pursuant to
               Section 3.07(b) hereof, any condition to such redemption or repurchase.

          At the Issuer's request, the Trustee shall give the notice of redemption in the Issuer's name and at its expense; provided that the Issuer shall have delivered to the Trustee, at least 10 Business Days before notice of redemption is required to be mailed or caused to be mailed to Holders pursuant to this Section 3.03 (unless a shorter notice shall be agreed to by the
Trustee), an Officer's Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.04 Effect of Notice of Redemption.

          Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price (except as provided for in Section
3.07(b) hereof). The notice, if mailed in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Note designated for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other Note. Subject to Section 3.05 hereof, on and after the redemption date, interest and Additional Interest, if any, cease to accrue on Notes or portions of Notes called for redemption.

Section 3.05 Deposit of Redemption or Purchase Price.

          Prior to 12:00 p.m. (New York City time) on the redemption or purchase date, the Issuer shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued and unpaid interest (including Additional Interest, if any) on all Notes (or a portion thereof) to be redeemed or purchased on that date. The Trustee or the Paying
Agent shall promptly, and in any event within two Business Days after the redemption or repurchase date, return to the Issuer any money deposited with the
Trustee or the Paying Agent by the Issuer in excess of the amounts necessary to pay the redemption price of, and accrued and unpaid interest on, all Notes to be redeemed or purchased.

          If the Issuer complies with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest and Additional Interest, if any, shall cease to accrue on the Notes or the portions of Notes called for redemption or purchase whether or not such Notes are presented for payment. If a
Note is redeemed or purchased on or after a Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest to the redemption or purchase date shall be paid to the Person in whose name such Note was registered at the close of business on such Record Date. If any Note called for redemption or purchase shall not be so paid upon surrender for redemption or purchase because of the failure of the Issuer to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest accrued to the redemption or purchase date not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

                                      -44-

Section 3.06 Notes Redeemed or Purchased in Part.

          Upon surrender and cancellation of a Note that is redeemed or purchased in part, the Issuer shall issue and the Trustee shall authenticate for the Holder at the expense of the Issuer a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered representing the same indebtedness to the extent not redeemed or purchased; provided that each new Note will be in a principal amount of $1,000 or an integral multiple of
$1,000.

Section 3.07 Optional Redemption.

          (a) At any time prior to October 1, 2009, the Issuer may redeem all or a part of the Notes, upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to each Holder's registered address, at a redemption price equal to 100% of the principal amount of notes redeemed plus the
Applicable Premium as of, and accrued and unpaid interest and Additional
Interest, if any, to the date of redemption (the "Redemption Date"), subject to the rights of Holders of Notes on the relevant Record Date to receive interest due on the relevant Interest Payment Date. The Issuer may acquire any Notes by means other than redemption, whether pursuant to an issuer tender offer, in open market transactions, or otherwise, assuming such acquisition does not otherwise violate the terms of this Indenture.

          (b) Notwithstanding anything herein to the contrary, at any time on or prior to October 1, 2008, the Issuer may on any one or more occasions redeem the
Notes with the net cash proceeds of one or more Equity Offerings, at 110% of the principal amount thereof, plus accrued and unpaid interest and Additional
Interest, if any, thereon to the Redemption Date; provided that at least 65% of the principal amount of the Notes originally issued remains outstanding immediately following such redemption (excluding Notes held by the Issuer or any of its Subsidiaries); and provided, further, that such redemption shall occur within 90 days of the date of the closing of any such Equity Offering.

          (c) The Notes will be redeemable, in whole or in part on any one or more occasions, at the option of the Issuer, on or after October 1, 2009, upon not less than 30 nor more than 60 days' notice, at the redemption prices
(expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Additional Interest, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on October
1 of the years indicated below:

YEAR                                                                  PERCENTAGE
----                                                                  ----------
2009...............................................................    105.000%
2010...............................................................    102.500%
2011 and thereafter ...............................................    100.000%

          (d) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

Section 3.08 Mandatory Redemption.

          The Issuer shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

                                      -45-

Section 3.09 Offers to Repurchase by Application of Excess Proceeds.

          (a) In the event that, pursuant to Section 4.10 hereof, the Issuer shall be required to commence an Asset Sale Offer, it shall follow the procedures specified below.

          (b) The Asset Sale Offer shall remain open for a period of 20 Business
Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than five Business Days after the termination of the Offer Period (the "Purchase
Date"), the Issuer shall apply all Excess Proceeds (the "Offer Amount") to the purchase of Notes and, if required, pari passu Indebtedness (on a pro rata basis, if applicable), or, if less than the Offer Amount has been tendered, all
Notes and pari passu Indebtedness tendered in response to the Asset Sale Offer.
Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

          (c) If the Purchase Date is on or after a Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest and
Additional Interest, if any, up to but excluding the Purchase Date, shall be paid to the Person in whose name a Note is registered at the close of business on such Record Date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

          (d) Upon the commencement of an Asset Sale Offer, the Issuer shall send, by first-class mail, a notice to each of the Holders, with a copy to the
Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The Asset
Sale Offer shall be made to all Holders and holders of pari passu Indebtedness.
The notice, which shall govern the terms of the Asset Sale Offer, shall state:

          (i) that the Asset Sale Offer is being made pursuant to this Section
     3.09 and Section 4.10 hereof and the length of time the Asset Sale Offer shall remain open;

          (ii) the Offer Amount, the purchase price and the Purchase Date;

          (iii) that any Note not tendered or accepted for payment shall continue to accrue interest;

          (iv) that, unless the Issuer defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Purchase Date;

          (v) that Holders electing to have a Note purchased pursuant to an
     Asset Sale Offer may elect to have Notes purchased in integral multiples of
     $1,000 only;

          (vi) that Holders electing to have a Note purchased pursuant to any
     Asset Sale Offer shall be required to surrender such Note, with the form entitled "Option of Holder to Elect Purchase" attached to the Note completed, or transfer by book-entry transfer, to the Issuer, the
     Depositary, if appointed by the Issuer, or a Paying Agent at the address specified in the notice at least three Business Days before the Purchase
     Date;

          (vii) that Holders shall be entitled to withdraw their election if the
     Issuer, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the
     Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

                                      -46-

          (viii) that, if the aggregate principal amount of Notes and pari passu
     Indebtedness surrendered by the holders thereof exceeds the Offer Amount, the Trustee shall select the Notes and the applicable Person (but not the
     Trustee) shall select such pari passu Indebtedness to be purchased on a pro rata basis based on the accreted value or principal amount of the Notes or, for purposes of such applicable Person's selection (but not the Trustee), such pari passu Indebtedness tendered (with such adjustments as may be deemed appropriate by the Trustee, in the case of the Notes, and by the applicable Person (but not the Trustee), in the case of pari passu
     Indebtedness, so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and

          (ix) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased (to the extent that such unpurchased portion equals to $1,000 in principal amount or an integral multiples thereof) portion of the Notes surrendered (or transferred by book-entry transfer) representing the same indebtedness to the extent not repurchased.

          (e) On or before the Purchase Date, the Issuer shall, to the extent lawful, (1) accept for payment, on a pro rata basis to the extent necessary, the
Offer Amount of Notes or portions thereof validly tendered and not withdrawn pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes promptly tendered and not withdrawn and (2) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an
Officer's Certificate stating the aggregate principal amount of Notes or portions thereof so tendered.

          (f) The Issuer, the Depositary or the Paying Agent, as the case may be, shall promptly mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes properly tendered and not withdrawn by such
Holder and accepted by the Issuer for purchase, and the Issuer shall promptly issue a new Note, and the Trustee, upon receipt of an Authentication Order, shall authenticate and mail or deliver (or cause to be transferred by book-entry) such new Note to such Holder in a principal amount equal to any unpurchased portion of the Note surrendered representing the same indebtedness to the extent not repurchased; provided that each such new Note shall be in a principal amount of $1,000 or an integral multiple thereof. Any Note not so accepted shall be promptly mailed or delivered by the Issuer to the Holder thereof. The Issuer shall publicly announce the results of the Asset Sale Offer on or as soon as practicable after the Purchase Date.

          Other than as specifically provided in this Section 3.09 or Section
4.10 hereof, any purchase pursuant to this Section 3.09 shall be made pursuant to the applicable provisions of Sections 3.01 through 3.06 hereof.

                                    ARTICLE 4

                                    COVENANTS

Section 4.01 Payment of Notes.

          The Issuer shall pay or cause to be paid the principal of, premium, if any, Additional Interest, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, Additional
Interest, if any, and interest shall be considered paid on the date due if the
Paying Agent, if other than the Issuer or a Subsidiary, holds as of 12:00 p.m.
Eastern Time on the due date money deposited by the Issuer in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. Such Paying Agent shall return to the Issuer promptly, and in any event, no later than two Business Days following the date of payment, any money

                                      -47-

(including accrued interest) that exceeds such amount of principal, premium, if any, and interest paid on the Notes. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

          The Issuer shall pay all Additional Interest, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights
Agreement.

          The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any
Bankruptcy Law) on overdue installments of interest and Additional Interest
(without regard to any applicable grace period) at the same rate to the extent lawful.

          Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

Section 4.02 Maintenance of Office or Agency.

          The Issuer shall maintain the office required under Section 2.03
(which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where the Notes may be presented or surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The
Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at The Corporate Trust Office of the
Trustee.

          The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The
Issuer shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

          The Issuer hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Issuer in accordance with Section 2.03 hereof.

Section 4.03 Reports.

          (a) Whether or not required by the rules and regulations of the SEC so long as any Notes (but not the Exchange Notes) are outstanding, the Issuer will furnish to the Holders and the Trustee (i) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on
Forms 10-Q and 10-K if the Issuer were required to file such Forms, including a
"Management's Discussion and Analysis of Financial Condition and Results of
Operations" that describes the financial condition and results of operations of the Issuer and its consolidated Subsidiaries (showing in reasonable detail, either on the face of the financial statements or in the footnotes thereto and in Management's Discussion and Analysis of Financial Condition and Results of
Operations, the financial condition and results of operations of the Issuer and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Issuer, if any) and, with respect to the annual information only, a report thereon by the Issuer's certified independent accountants, and (ii) all current reports that would be required to be filed with the SEC on Form 8-K if the Issuer were required to file such reports, in each case within the time periods specified in the SEC's rules and regulations

                                      -48-

(together with any extensions granted by the SEC) (provided that the Issuer shall have an additional 30 days to provide its first Form 10-Q for the first quarterly period ending after the Issue Date); provided, however, that if the
SEC will accept the filings of the Issuer, the Issuer, at its option, need not furnish such reports to the Trustee or the Holders to the extent it elects to file such reports with the SEC. In addition, following the consummation of the exchange offer contemplated by the Registration Rights Agreement, whether or not required by the rules and regulations of the SEC, the Issuer will file a copy of all such information and reports with the SEC for public availability within the time periods specified in the SEC's rules and regulations (unless the SEC will not accept such a filing). In addition, the Issuer and the Guarantors have agreed that, for so long as any Notes remain outstanding, they will furnish to the Holders, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

          (b) In the event that (1) the rules and regulations of the SEC permit the Issuer and any direct or indirect parent entity (including Parent) to report at such parent entity's level on a consolidated basis, (2) such parent entity is not engaged in any business other than the Permitted Business of Parent and (3)
such parent entity's consolidated capitalization (including cash and cash equivalents) does not differ materially from that of the Issuer and its
Subsidiaries on a consolidated basis, the information and reports required by this Section 4.03 may be those of such parent entity on a consolidated basis;
provided that such information and reports distinguish in all material respects between the Issuer and its Subsidiaries and such parent entity and its other subsidiaries, if any.

          (c) Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer's Certificates). Upon request by the
Issuer, the Trustee shall forward such reports to the Holders.

Section 4.04 Compliance Certificate.

          (a) The Issuer and each Guarantor (to the extent that such Guarantor is so required under the Trust Indenture Act) shall deliver to the Trustee, within 90 days after the end of each fiscal year of the Issuer ending after the
Issue Date, a certificate from the principal executive officer, principal financial officer or principal accounting officer stating that a review of the activities of the Issuer and its Restricted Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officer with a view to determining whether the Issuer has performed its obligations under this
Indenture, and further stating, as to such Officer signing such certificate, that to the best of his or her knowledge the Issuer has performed each and every condition and covenant contained in this Indenture that is applicable to it in all material respects and is not in default in the performance or observance of any of the terms, provisions, covenants and conditions of this Indenture (or, if a Default shall have occurred, describing all such Defaults of which he or she may have knowledge and what action the Issuer is taking or proposes to take with respect thereto).

          (b) When any Default has occurred and is continuing under this
Indenture, or if the Trustee or the holder of any other evidence of Indebtedness of the Issuer or any Subsidiary gives any notice or takes any other action with respect to a claimed Default, the Issuer shall promptly (which shall be no more than ten (10) Business Days) deliver to the Trustee by registered or certified mail or by facsimile transmission an Officer's Certificate specifying such event and what action the Issuer proposes to take with respect thereto.

                                      -49-

Section 4.05 Taxes.

          The Issuer shall pay, and shall cause each of its Restricted
Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate negotiations or proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

Section 4.06 Stay, Extension and Usury Laws.

          The Issuer and each of the Guarantors covenant (to the extent that they may lawfully do so) that they shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the
Issuer and each of the Guarantors (to the extent that they may lawfully do so)
hereby expressly waive all benefit or advantage of any such law, and covenant that they shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07 Limitation on Restricted Payments.

          (a) The Issuer will not, and will not permit any of its Restricted
Subsidiaries to, directly or indirectly:

          (i) declare or pay any dividend or make any other payment or distribution on account of the Issuer's or any of its Restricted
     Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Issuer or any of its Restricted Subsidiaries) or to the direct or indirect holders of the
     Issuer's or any Restricted Subsidiary's Equity Interest in their capacity as such (other than dividends or distributions payable in Equity Interests
     (other than Disqualified Interests) of the Issuer or to the Issuer or a
     Restricted Subsidiary of the Issuer);

          (ii) purchase, redeem or otherwise acquire or retire for value
     (including, without limitation, in connection with any merger or consolidation involving the Issuer) any Equity Interests of the Issuer or any direct or indirect parent of the Issuer (other than any such Equity
     Interests owned by the Issuer or any Restricted Subsidiary of the Issuer);

          (iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Notes except (x) a payment of interest or principal at
     Stated Maturity or (y) the purchase, repurchase or other acquisition of any such Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case, due within one year of the date of such purchase, repurchase or other acquisition; or

          (iv) make any Restricted Investment

(all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

          (1) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

                                      -50-

          (2) the Issuer would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable Four-Quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed
     Charge Coverage Ratio test set forth in Section 4.09(a) hereof; and

          (3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Issuer and its Restricted
     Subsidiaries after the Issue Date (excluding Restricted Payments permitted by clauses (ii), (iii), (iv), (v), (vi), (ix), (x) and (xii) of clause
     (b)), is less than the sum, without duplication, of

               (i) 50% of the Consolidated Net Income of the Issuer for the
          period (taken as one accounting period) from the beginning of the first full fiscal quarter commencing after the date of this Indenture
          (the "Measurement Date") to the end of the Issuer's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such
          Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus

               (ii) 100% of the aggregate net proceeds, including the fair market value of any property, received by the Issuer since the
          Measurement Date as a contribution to its equity capital or from the issue or sale of Equity Interests of the Issuer (other than
          Disqualified Interests) or from the issue or sale of Disqualified
          Interests or debt securities of the Issuer that have been converted into such Equity Interests (other than Equity Interests (or
          Disqualified Interests or convertible debt securities) sold to a
          Subsidiary of the Issuer), together with the aggregate cash and Cash
          Equivalents received by the Issuer or any of its Restricted
          Subsidiaries at the time of such conversion or exchange plus the amount by which Indebtedness of the Issuer and its Restricted
          Subsidiaries is reduced upon the conversion or exchange subsequent to the Issue Date of any Indebtedness which is convertible into or exchangeable for Qualified Capital Interests of the Issuer or any of
          its Restricted Subsidiaries; plus

               (iii) to the extent that any Restricted Investment that was made after the Issue Date is sold for cash or otherwise liquidated or repaid for cash, the lesser of (A) the cash return of capital including for the release of any guarantee with respect to such
          Restricted Investment (less the cost of disposition, if any) and (B)
          the aggregate amount of such Restricted Investment that was treated as a Restricted Payment when made.

          The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Default. For purposes of making such determination, all outstanding Investments by the Issuer and its Restricted Subsidiaries in the Subsidiary so designated will be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under the first paragraph of this
Section 4.07. All such outstanding Investments will be deemed to constitute
Investments in an amount equal to the fair market value of such Investments at the time of such designation. Such designation will only be permitted if such
Restricted Payments would be permitted at such time and if such Restricted
Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

                                      -51-

          (b) The foregoing provisions will not prohibit

          (i) the payment of any dividend or other distribution or redemption within 60 days after the date of declaration or call for redemption thereof, if at said date of declaration or call for redemption such payment would have complied with the provisions of this Indenture;

          (ii) the making of any Restricted Payment in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a
     Subsidiary of the Issuer) of, other Equity Interests of the Issuer (other than any Disqualified Interests); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause
     (3)(ii) of the second preceding paragraph;

          (iii) the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness or Disqualified Interests with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

          (iv) the declaration or payment of any dividend or other distribution by a Subsidiary of the Issuer to the holders of its common Equity Interests on a pro rata basis;

          (v) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Issuer or any Subsidiary of the Issuer
     and any distribution, loan or advance to Parent or any direct or indirect parent of Parent for the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of Parent or any direct or indirect parent of Parent, in each case, held by any current or former officer, director, consultant or employee of the Issuer or any of its
     Restricted Subsidiaries (or Heirs or other permitted transferees thereof);
     provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $1.5 million in any calendar year; provided, further, that the Issuer may carry over and make in subsequent calendar years, in addition to the amounts permitted for such calendar year, the amount of such purchases, redemptions or other acquisitions or retirements for value (or distributions, loans or advances to Parent or a direct or indirect Parent) permitted to have been made but not made in any preceding calendar year up to a maximum of $3.0 million in any calendar year; provided, further, that such amount in any calendar year may be increased by an amount not to exceed (1) the net cash proceeds from the sale of Equity Interests (other than Disqualified Interests) of the
     Issuer (or Parent or any direct or indirect parent of Parent to the extent such net cash proceeds are contributed to the common equity of the Issuer)
     to employees, officers, directors or consultants of the Issuer and its
     Restricted Subsidiaries that occurs after the Issue Date (to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments) plus (2) the cash proceeds of key man life insurance policies received by the Issuer and its
     Restricted Subsidiaries after the Issue Date less any amounts previously applied to the payment of Restricted Payments pursuant to this clause (v);
     provided, further, that cancellation of Indebtedness owing to the Issuer from employees, officers, directors and consultants of the Issuer or any of its Restricted Subsidiaries in connection with the repurchase of Equity
     Interests from such Persons will not be deemed to constitute a Restricted
     Payment for purposes of this Section 4.07 or any other provisions of this
     Indenture; and provided, further, that the net cash proceeds from such sales of Equity Interests described in subclause (1) of this clause (v)
     shall be excluded from clause (3)(ii) of the second preceding paragraph to the extent such proceeds have been or are applied to the payment of
     Restricted Payments pursuant to this clause (v);

                                      -52-

          (vi) the repurchase of Equity Interests deemed to occur upon the exercise of options, warrants or other convertible securities to the extent such Equity Interests represent a portion of the exercise price of those options, warrants or other convertible securities and cash payments in lieu of the issuance of fractional shares in connection with the exercise of options, warrants, or other convertible securities;

          (vii) the purchase, redemption, acquisition, cancellation or other retirement for value of Equity Interests of the Issuer or any Restricted
     Subsidiary to the extent necessary, in good faith judgment of the Board of
     Directors of the Issuer, to prevent the loss or secure the renewal or reinstatement of any license, permit or eligibility held by the Issuer or any of its Restricted Subsidiaries under any applicable law or governmental regulation or the policies of any governmental authority or other regulatory body in an aggregate amount not to exceed $500,000;

          (viii) the declaration or payment of dividends on the common stock of the Issuer following a public equity offering of such common stock or the common Capital Interests of Parent or a direct or indirect Parent of
     Parent, of up to 6% per annum of the net cash proceeds received by the
     Issuer in or as a result of any such public equity offering;

          (ix) the payment of intercompany Indebtedness that is expressly subordinated to the Notes or any Guarantee, the incurrence of which is permitted under clause (vii) of Section 4.09(c) hereof; provided, however, that no Default has occurred and in continuing or would otherwise result therefrom;

          (x) the declaration and payment of dividends and distributions to holders of any class or series of Disqualified Interest of the Issuer or any of its Restricted Subsidiaries issued or incurred in accordance with
     Section 4.09 hereof;

          (xi) upon the occurrence of a Change of Control and within 60 days after completion of the offer to repurchase Notes pursuant to Section 4.14 hereof (including the purchase of all Notes tendered), any purchase or redemption of Indebtedness of the Issuer subordinated to the Notes that is required to be repurchased or redeemed pursuant to the terms thereof as a result of such Change of Control, at a purchase price not greater than 101%
     of the outstanding principal amount thereof (plus accrued and unpaid interest);

          (xii) Permitted Payments to Parent;

          (xiii) payments in connection with or as a result of the Acquisition
     (including, without limitation, to make payments in respect of earnout obligations) as described in this offering memorandum; and

          (xiv) additional Restricted Payments not to exceed $10.0 million after the date of this Indenture.

          The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Issuer or such
Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any non-cash Restricted Payment shall be determined by the Board of Directors whose resolution with respect thereto shall be delivered to the
Trustee, such determination to be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if such fair market value exceeds $10.0 million.

                                      -53-

Section 4.08 Dividend and Other Payment Restrictions Affecting Restricted
             Subsidiaries.

          (a) The Issuer shall not, and shall not permit any of its Restricted
Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any
Restricted Subsidiary to:

          (i) (x) pay dividends or make any other distributions to the Issuer or any of its Restricted Subsidiaries on its Capital Interests or (y) pay any
     Indebtedness owed to the Issuer or any of its Restricted Subsidiaries,

          (ii) make loans or advances to the Issuer or any of its Subsidiaries
     or

          (iii) transfer any of its properties or assets to the Issuer or any of its Restricted Subsidiaries.

          (b) However, the foregoing restrictions will not apply to encumbrances or restrictions existing under or by reason of:

          (i) this Indenture, the Notes and any Guarantees,

          (ii) applicable law, rule or regulation or order,

          (iii) any instrument governing Indebtedness or Capital Interests of a
     Person acquired by the Issuer or any of its Restricted Subsidiaries as in
     effect at the time of such acquisition (except to the extent such
     Indebtedness or Capital Interest was incurred or issued in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred,

          (iv) customary non-assignment provisions in leases, contracts, licenses and other agreements entered into in the ordinary course of business and consistent with past practices,

          (v) purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions of the nature described in clause (a)(iii) above on the property so acquired,

          (vi) any agreement for the sale or other disposition of Equity
     Interests or assets of a Restricted Subsidiary or an agreement entered into for the sale of specified assets that restrict distributions by that
     Restricted Subsidiary pending such sale,

          (vii) Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted
     Refinancing Indebtedness are no more materially restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced,

          (viii) provisions limiting the disposition or distribution of assets or property in joint venture agreements, partnership agreements, limited liability company operating agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar

                                      -54-

     agreements entered into with the approval of the Board of Directors of the
     Issuer, which limitation is applicable only to the assets that are the subject of such agreements,

          (ix) secured Indebtedness otherwise permitted to be incurred pursuant to Section 4.12 hereof that limits the right of the debtor to dispose of the assets securing such Indebtedness,

          (x) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business,

          (xi) in the case of clause (a)(iii) of this Section 4.08, arising or agreed to in the ordinary course of business, not relating to any
     Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Issuer or any of its Restricted
     Subsidiaries in any manner material to the Issuer or any of its Restricted
     Subsidiaries,

          (xii) provisions in agreements or instruments that prohibit the payment of dividends or the making of other distributions with respect to any Capital Stock of a Person other than on a pro rata basis,

          (xiii) restrictions in other Indebtedness incurred in compliance with
     Section 4.09 hereof; provided that such restrictions, taken as a whole, are, in the good faith judgment of the Issuer's Board of Directors, no more materially restrictive with respect to such encumbrances and restrictions than those contained in the New Credit Facility and this Indenture,

          (xiv) agreements governing existing Indebtedness and the Credit
     Facilities as in effect on the Issue Date and any amendments, restatements, modifications, renewals, increases, supplements, refundings, replacements or refinancings of those agreements; provided that the amendments, restatements, modifications, renewals, increases, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such encumbrances and restrictions than those contained in those agreements on the Issue Date, and

          (xv) any encumbrances or restrictions imposed by any amendments, modifications restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (i) through (xiii) above; provided that the encumbrances or restrictions in such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are not materially more restrictive, in the good faith judgment of the Board of Directors of the Issuer, taken as a whole, than the encumbrances or restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

Section 4.09 Limitation on Incurrence of Indebtedness.

          (a) The Issuer shall not, and shall not permit any of its Restricted
Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired
Debt); provided, however, that the Issuer may incur Indebtedness (including
Acquired Debt) and any of the Issuer's Restricted Subsidiaries that is a
Guarantor or, upon such incurrence becomes a Guarantor, may incur Indebtedness if, in each case, the Fixed Charge Coverage Ratio for the Issuer's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred would have been at least 2.00 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds

                                      -55-

therefrom), as if the additional Indebtedness had been incurred, as the case may be, at the beginning of such Four-Quarter period.

          (b) The Issuer will not incur any Indebtedness (nor will the
Guarantors guarantee any such Indebtedness) that is contractually subordinated in right of payment to any other Indebtedness of the Issuer unless such
Indebtedness is also contractually subordinated in right of payment to the Notes on substantially identical terms; provided, however, that no Indebtedness of the
Issuer shall be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Issuer solely by virtue of being unsecured.

          (c) The provisions of Section 4.09(a) hereof shall not apply to the incurrence of any of the following items of Indebtedness (collectively,
"Permitted Debt"):

          (i) the incurrence by the Issuer (and the guarantee thereof by the
     Guarantors) of Indebtedness and letters of credit (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Issuer and its Subsidiaries thereunder) under Credit
     Facilities; provided that the aggregate principal amount of all revolving credit Indebtedness and letters of credit outstanding under Credit
     Facilities after giving effect to such incurrence does not exceed an amount equal to $25.0 million; provided that in connection with an Asset
     Acquisition the amount of Indebtedness that may be outstanding pursuant to this clause may be increased by an amount not to exceed the lesser of (x)
     $20.0 million and (y) 1.0 times the Consolidated Cash Flow (after giving effect to Pro Forma Cost Savings) of the entity or assets acquired pursuant to the Asset Acquisition for the most recently ended four full fiscal quarters for which financial statements are available for such acquired entity or assets; provided, however that the maximum aggregate principal amount of all Indebtedness and letters of credit that may be outstanding pursuant to this clause is $45.0 million;

          (ii) Indebtedness outstanding on the Issue Date;

          (iii) the incurrence by the Issuer (and the Guarantee thereof by the
     Guarantors) of Indebtedness represented by the Notes and the Guarantees issued on the Issue Date and the Exchange Notes and any related Guarantees to be issued therefor pursuant to the Registration Rights Agreement.

          (iv) the incurrence by the Issuer or any of its Restricted
     Subsidiaries of Indebtedness (x) represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any of the purchase price or cost of construction, installation, design, or improvement of real or personal property, plant or equipment used in the business of the Issuer or such
     Restricted Subsidiary (whether through the direct acquisition of such assets or the acquisition of Equity Interests of any Person owning such assets, and (y) represented solely by mortgage financings incurred for any other purpose permitted under this Indenture in an aggregate principal amount not to exceed $10.0 million at any time outstanding;

          (v) the incurrence by the Issuer or any of its Restricted Subsidiaries
     of Indebtedness in connection with the acquisition of assets or a new
     Restricted Subsidiary; provided that such Indebtedness was incurred by the prior owner of such assets or such Restricted Subsidiary prior to such acquisition by the Issuer or one of its Restricted Subsidiaries and was not
     incurred in connection with, or in contemplation of, such acquisition by the Issuer or one of its Restricted Subsidiaries; and provided, further, that the principal amount (or accreted value, as applicable) of such
     Indebtedness, together with any other outstanding Indebtedness incurred pursuant to this

                                      -56-

     clause (v) and any outstanding Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (v), does not exceed $10.0 million;

          (vi) the incurrence by the Issuer or any of its Restricted
     Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to renew, refund, refinance, defease, discharge or replace Indebtedness permitted to be incurred by this
     Indenture (other than Indebtedness permitted under clause (i));

          (vii) the incurrence by the Issuer or any of its Restricted
     Subsidiaries of intercompany Indebtedness between or among the Issuer and any of its Restricted Subsidiaries; provided, however, that (i) if the
     Issuer is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes and (ii)(A) any subsequent issuance or transfer of
     Equity Interests that results in any such Indebtedness being held by a
     Person other than the Issuer or a Subsidiary thereof and (B) any sale or other transfer of any such Indebtedness to a Person that is not either the
     Issuer or a Restricted Subsidiary thereof shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Issuer or such
     Restricted Subsidiary, as the case may be, that was not permitted by this clause (vii);

          (viii) the incurrence by the Issuer or any of its Restricted
     Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk with respect to any floating rate
     Indebtedness that is permitted by the terms of this Indenture to be outstanding or commodity price risk or currency exchange rate risk, and in any such case not for speculative purposes;

          (ix) the guarantee by the Issuer or any of the Guarantors of
     Indebtedness of the Issuer or a Restricted Subsidiary of the Issuer that was permitted to be incurred by another provision of this Section 4.09;

          (x) the incurrence by the Issuer's Unrestricted Subsidiaries of
     Non-Recourse Debt, provided, however, that if any such Indebtedness ceases to be Non-Recourse Debt of an Unrestricted Subsidiary, such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted
     Subsidiary of the Issuer that was not permitted by this clause (x);

          (xi) Indebtedness consisting of Permitted Investments of the kind described in clauses (f) and (k) of the definition of "Permitted
     Investments";

          (xii) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently
     (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such
     Indebtedness is extinguished within five Business Days of incurrence;

          (xiii) Indebtedness of the Issuer or any of its Restricted
     Subsidiaries in respect of performance bonds, bankers' acceptances, workers' compensation claims, surety and appeal bonds, payment obligations in connection with self-insurance or similar requirements (including
     Indebtedness represented by letters of credit for the account of the Issuer or such Restricted Subsidiary, as the case may be, opened to provide security for any of the foregoing) incurred in the ordinary course of business;

          (xiv) Indebtedness arising, from agreements of the Issuer or a
     Subsidiary providing for the guarantee, indemnification, earnouts, adjustment of purchase price or similar obligations, in

                                      -57-

     each case, incurred or assumed in connection with the disposition of any business, assets or Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition;
     provided that the maximum aggregate liability in respect of all such
     Indebtedness shall at no time exceed the gross proceeds actually received by the Issuer and the Subsidiary in connection with such disposition;

          (xv) Indebtedness of the Issuer or any of its Restricted Subsidiaries
     to the extent the net proceeds thereof are promptly used to redeem the
     Notes in full or deposited to defease or discharge the Notes, in each case, in accordance with this Indenture;

          (xvi) the incurrence by the Issuer or any of its Restricted
     Subsidiaries, in connection with an Asset Acquisition consummated within eighteen months of the Issue Date, of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all outstanding Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (xvi), not to exceed $100.0 million; provided, however, that the after giving effect to the incurrence under this clause (xvi), the
     Consolidated Leverage Ratio of the Issuer shall not exceed 5.00 to 1.00;
     and

          (xvii) the incurrence by the Issuer or any of its Restricted
     Subsidiaries of additional Indebtedness in an aggregate principal amount
     (or accreted value, as applicable) at any time outstanding, including all outstanding Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause
     (xvii), not to exceed $5.0 million.

          For purposes of determining compliance with this Section 4.09, in the event that an item of Indebtedness (of any portion thereof) meets the criteria of more than one of the categories of Permitted Debt described in clauses (i)
through (xvii) of this Section 4.09(c) or is entitled to be incurred pursuant to
Section 4.09(a) hereof, the Issuer, in its sole discretion, will be permitted to divide and classify such item of Indebtedness (or any portion thereof) on the date of occurrence, and at any time and from time to time may reclassify in any manner that complies with this Section 4.09. Accrual of interest, accretion or amortization of original issue discount, the payment of interest on any
Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock for purposes of this Section 4.09 shall not be deemed an incurrence of Indebtedness; provided, in each such case, that the amount thereof is included in Fixed Charges of the Issuer as accrued.

Section 4.10 Asset Sales.

          (a) The Issuer shall not, and shall not permit any of its Restricted
Subsidiaries to, consummate an Asset Sale unless:

          (i) the Issuer (or the Restricted Subsidiary, as the case may be)
     receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined in good faith by the Board of Directors set forth in an Officer's Certificate delivered to the Trustee) of the assets or Equity Interests issued or sold or otherwise disposed of; and

          (ii) except in the case of a Permitted Non-Cash Transaction, at least
     75% of the consideration therefor received by the Issuer or such Restricted
     Subsidiary is in the form of cash, Cash Equivalents or a combination thereof; provided that the amount of (x) any liabilities (as shown on the
     Issuer's or such Restricted Subsidiary's most recent balance sheet), of the
     Issuer or

                                      -58-

     any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any
     Guarantee thereof) that are assumed by the transferee of any such assets pursuant to a customary assumption agreement that releases the Issuer or such Restricted Subsidiary from further liability and (y) any securities, notes or other obligations received by the Issuer or any such Restricted
     Subsidiary from such transferee that are within 30 days of the receipt thereof converted by the Issuer or such Restricted Subsidiary into cash (to the extent of the cash received), shall be deemed to be cash for purposes of this provision.

          Additionally, the following shall also be deemed to be cash for purposes of this Section 4.10:

          (1) any assets of the kind referred to in paragraph (b)(ii) of this
     Section 4.10;

          (2) cash held in escrow as security for any purchase price settlement, for damages in respect of a breach of representations and warranties or covenants or for payment of other contingent obligations in connection with the Asset Sale; and

          (3) any Marketable Securities valued based on the Average Market Price of such Marketable Securities at the time of the consummation of such Asset
     Sale.

          (b) Within 365 days after the receipt of any Net Proceeds from an
Asset Sale, the Issuer or any of its Restricted Subsidiaries may apply such Net
Proceeds:

          (i) to permanently reduce Indebtedness under the Credit Facilities
     (and to correspondingly reduce commitments with respect thereto) and repay any other Permitted Debt secured by a Lien on the property or assets that is the subject of such Asset Sale, or

          (ii) to the acquisition of a majority of the assets of, or a majority of the voting Capital Interests of, another Person (or division or business unit thereof) engaged principally in a Permitted Business, the making of a capital expenditure or the acquisition of other tangible long-term assets, in each case, that are used or useful in a Permitted Business. Pending the final application of any such Net Proceeds, the Issuer may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by this Indenture.

          Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this Section 4.10(b) will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $10.0 million, the Issuer will be required to make an offer to all
Holders of Notes and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets (an "Asset Sale Offer") to purchase the maximum principal amount of Notes and such other indebtedness that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Additional Interest thereon, if any, to the date of purchase, in accordance with the procedures set forth in this Indenture and such other Indebtedness. To the extent that any Excess
Proceeds remain after consummation of an Asset Sale Offer, the Issuer may use such Excess Proceeds for any purpose not otherwise prohibited by this Indenture.
If the aggregate principal amount of Notes surrendered by Holders thereof and other pari passu Indebtedness described above tendered into such Asset Sale
Offer exceeds the amount of Excess Proceeds, the respective aggregate amount of the Notes and such other Indebtedness to be purchased shall be determined on a pro rata basis (it being understood that the Trustee shall not be making a determination as to any Indebtedness other than the Notes) and the Trustee shall

                                      -59-

select the Notes to be purchased in such aggregate amount on a pro rata basis.
Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

          (c) The Issuer shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section
4.10, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations of this Section 4.10 by virtue thereof.

Section 4.11 Transactions with Affiliates.

          (a) The Issuer shall not, and shall not permit any of its Restricted
Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless

          (i) such Affiliate Transaction is on terms that are no less favorable to the Issuer or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such
     Restricted Subsidiary with an unrelated Person and

          (ii) the Issuer delivers to the Trustee (a) with respect to any
     Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $2.5 million, a resolution of the
     Board of Directors set forth in an Officer's Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such
     Affiliate Transaction has either been approved by a majority of the disinterested members of the Board of Directors or has been approved in an opinion issued by an accounting, appraisal or investment banking firm of national standing as being fair to the Holders from a financial point of view and (b) with respect to any Affiliate Transaction or series of related
     Affiliate Transactions involving aggregate consideration in excess of $10.0 million, an opinion as to the fairness to the Holders of such Affiliate
     Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

          (b) Notwithstanding the foregoing, the following items shall not be deemed to be Affiliate Transactions:

          (i) any employment agreement or arrangements incentive compensation plan, benefit arrangements or plan, severance or expense reimbursement arrangement entered into by the Issuer or any of its Restricted
     Subsidiaries in the ordinary course of business of the Issuer or such
     Restricted Subsidiary,

          (ii) transactions between or among the Issuer and/or its Restricted
     Subsidiaries,

          (iii) payment of reasonable directors fees to directors of the Issuer or any Restricted Subsidiary of the Issuer and other reasonable fees, compensation, benefits and indemnities paid or entered into with directors, officers and employees of the Issuer or any Restricted Subsidiary of the
     Issuer,

                                      -60-

          (iv) any issuance of Equity Interests and the granting or performance of registration rights in respect of any Equity Interests, which rights have been approved by the Board of Directors of the Issuer,

          (v) the sale or purchase of goods or provision of services in the ordinary course of business, at terms comparable to those available to third party customers or suppliers, to or with an Affiliate which would constitute an Affiliate Transaction solely as a result of the Issuer or any of its Restricted Subsidiaries being in or under common control with such
     Affiliate,

          (vi) any agreement in effect on the date of this Indenture or any amendment thereto or transaction contemplated thereby (and any replacement or amendment of any such agreement so long as any such amendment or replacement thereof is not materially less favorable to the Holders than the original agreement in effect on the date of this Indenture),

          (vii) Restricted Payments that are permitted by the provisions of this
     Indenture described under Section 4.07,

          (viii) transactions with a joint venture engaged in a Permitted
     Business; provided that all the outstanding ownership interests of such joint venture are owned only by the Issuer, its Restricted Subsidiaries and
     Persons that are not Affiliates of the Issuer,

          (ix) the payment to Castle Harlan, Inc. of management fees and reimbursement of expenses pursuant to and in accordance with the Management
     Agreement not to exceed the amount per year specified in the Management
     Agreement; provided that in the event the full amount thereof is not paid in any year, the deficiency may cumulate and paid in subsequent years, and

          (x) repurchases of Notes if repurchased on the same terms as offered to non-affiliates.

Section 4.12 Liens.

          The Issuer shall not, and shall not permit any of its Restricted
Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien securing Indebtedness on any asset now owned or hereafter acquired, or any income or profits therefrom, except Permitted Liens, unless contemporaneously therewith:

          (i) in the case of any Lien securing Indebtedness that ranks pari passu with the Notes or a Guarantee, effective provision is made to secure the Notes or such Guarantee, as the case may be, at least equally and ratably with or prior to such obligation with a Lien on the same collateral; and

          (ii) in the case of any Lien securing Indebtedness that is subordinated in right of payment to the Notes or a Guarantee, effective provision is made to secure the Notes or such Guarantee, as the case may be, with a Lien on the same collateral that is prior to the Lien securing such subordinated obligation,

in each case, for so long as such Indebtedness is secured by such Lien (such
Lien, the "Primary Lien").

                                      -61-

          Any Lien created for the benefit of the Holders of the Notes pursuant to the immediately preceding paragraph shall automatically and unconditionally be released and discharged upon the release and discharge of the Primary Lien, without any further action on the part of any Person.

Section 4.13 Corporate Existence.

          Subject to Article 5 hereof, the Issuer shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Issuer or any such Restricted Subsidiary and (ii) the material rights (charter and statutory), licenses and franchises of the Issuer and its Restricted Subsidiaries; provided that the Issuer shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its
Restricted Subsidiaries, if the Issuer in good faith shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuer and its Restricted Subsidiaries, taken as a whole.

Section 4.14 Offer to Repurchase upon Change of Control.

          (a) Upon the occurrence of a Change of Control, each Holder of Notes will have the right to require the Issuer to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Additional Interest thereon, if any, to the date of purchase
(the "Change of Control Payment"). Within 30 days following any Change of
Control, the Issuer will mail a notice to each Holder stating:

          (1) that a Change of Control Offer is being made pursuant to this
     Section 4.14 and, to the extent lawful, that all Notes properly tendered pursuant to such Change of Control Offer will be accepted for payment by the Issuer;

          (2) the purchase price and the purchase date, which will be no earlier than 30 days nor later than 60 days from the date such notice is mailed
     (the "Change of Control Payment Date");

          (3) that any Note not properly tendered or accepted for payment will remain outstanding and continue to accrue interest in accordance with the terms hereof;

          (4) that unless the Issuer defaults in the payment of the Change of
     Control Payment, all Notes accepted for payment pursuant to the Change of
     Control Offer will cease to accrue interest and Additional Interest, if any, on the Change of Control Payment Date;

          (5) that Holders electing to have any Notes purchased pursuant to a
     Change of Control Offer will be required to surrender such Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of such
     Notes completed, or transfer by book entry transfer to the Issuer or to the paying agent specified in the notice at the address specified in the notice prior to the close of business at least three Business Days preceding the
     Change of Control Payment Date;

          (6) that Holders shall be entitled to withdraw their tendered Notes and their election to require the Issuer to purchase such Notes; provided that the paying agent receives, not later than the close of business on the
     30th day following the date of the Change of Control notice, a facsimile transmission or letter setting forth the name of the Holder of the Notes, the principal

                                      -62-

     amount of Notes tendered for purchase, and a statement that such Holder is withdrawing its tendered Notes and its election to have such Notes purchased;

          (7) that if the Issuer is redeeming less than all of the Notes, the
     Holders of the remaining Notes will be issued new Notes and such new Notes will be equal in principal amount to the unpurchased portion of the Notes surrendered. The unpurchased portion of the Notes must be equal to $1,000 or an integral multiple thereof or transferred by book-entry transfer; and

          (8) the other instructions, as determined by the Issuer, consistent with this Section 4.14, that a Holder must follow.

The notice, if mailed in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. If
(a) the notice is mailed in a manner herein provided and (b) any Holder fails to receive such notice or a Holder receives such notice but it is defective, such
Holder's failure to receive such notice or such defect shall not affect the validity of the proceedings for the purchase of the Notes as to all other
Holders that properly received such notice without defect.

          (b) The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of
Control provisions of the Indenture, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of this Indenture by virtue of such compliance.

          (c) On the Change of Control Payment Date, the Issuer shall, to the extent lawful,

          (1) accept for payment all Notes or portions thereof properly tendered and not withdrawn pursuant to the Change of Control Offer,

          (2) deposit with the Paying Agent an amount equal to the Change of
     Control Payment in respect of all Notes or portions thereof so tendered and

          (3) deliver or cause to be delivered to the Trustee the Notes so accepted and not withdrawn together with an Officer's Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Issuer. The Paying Agent will promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof. The Issuer shall publicly announce the results of the
     Change of Control Offer on or as soon as practicable after the Change of
     Control Payment Date.

          (d) The Issuer will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the
Issuer and purchases all Notes validly tendered and not withdrawn under such
Change of Control Offer, (2) notice of redemption has been given pursuant to this Indenture as described above under Section 3.03 unless and until there is a default in payment of the applicable redemption price, or (3) if, in connection with or in contemplation of any Change of Control, it or a third party has made an offer to purchase (an "Alternate Offer") any and all Notes validly tendered at a cash price equal to or

                                      -63-

higher than the Change of Control Payment and has purchased all Notes properly tendered and not withdrawn in accordance with the terms of such Alternate Offer.
A Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making the Change of Control Offer.
Notes repurchased pursuant to a Change of Control Offer will be retired and cancelled.

Section 4.15 Sale and Leaseback Transactions.

          The Issuer shall not, and shall not permit any of its Restricted
Subsidiaries to, enter into any sale and leaseback transaction; provided that the Issuer may enter into a sale and leaseback transaction if:

          (i) the Issuer could have (x) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction pursuant to the Fixed Charge Coverage Ratio test set forth in Section
     4.09(a) and (y) incurred a Lien to secure such Indebtedness pursuant to
     Section 4.12;

          (ii) the gross cash proceeds of such sale and leaseback transaction are at least equal to the fair market value (as determined in good faith by the Board of Directors and set forth in an Officer's Certificate delivered to the Trustee) of the property that is the subject of such sale and leaseback transaction; and

          (iii) the transfer of assets in such sale and leaseback transaction is permitted by, and the Issuer applies the proceeds of such transaction in compliance with Section 4.10;

Section 4.16 Business Activities.

          The Issuer shall not, and the Issuer shall not permit any of its
Restricted Subsidiaries to, engage in any business other than Permitted
Businesses, except to such extent as would not be material to the Issuer and its
Restricted Subsidiaries taken as a whole.

Section 4.17 Payments for Consent.

          Neither the Issuer nor any of its Subsidiaries will, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this
Indenture or the Notes unless such consideration is offered to be paid or is paid to all Holders of the Notes that con-sent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or amendment.

Section 4.18 Subsidiary Guarantees.

          If the Issuer or any of its Restricted Subsidiaries shall acquire or create another Restricted Subsidiary after the Issue Date, other than a Foreign
Subsidiary, then such newly acquired or created Restricted Subsidiary shall become a Guarantor and execute a supplemental indenture in form and substance reasonably satisfactory to the Trustee and deliver an Opinion of Counsel, in accordance with the terms of this Indenture; provided that the foregoing shall not apply to any Subsidiary that has properly been designated as an Unrestricted
Subsidiary in accordance with this Indenture for so long as it continues to constitute an Unrestricted Subsidiary.

                                      -64-

                                    ARTICLE 5

                                   SUCCESSORS

Section 5.01 Merger, Consolidation or Sale of All or Substantially All Assets.

          (a) The Issuer shall not consolidate or merge with or into (whether or not the Issuer is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another corporation, Person or entity unless:

          (i) (a) the Issuer is the surviving corporation or (b) the Person formed by or surviving any such consolidation or merger (if other than the
     Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation, limited liability
     Issuer or limited partnership organized or existing under the laws of the
     United States, any state thereof or the District of Columbia; provided that, in case of a limited liability Issuer or a partnership, a co-obligor of the Notes is a corporation;

          (ii) the entity or Person formed by or surviving any such
     consolidation or merger (if other than the Issuer) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Issuer under the Registration Rights Agreement, the Notes and this Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee;

          (iii) immediately after giving effect to such transaction no Default or Event of Default exists; and

          (iv) except in the case of a consolidation, amalgamation or merger with or into or a sale, assignment, transfer, conveyance or other disposition of all or substantially all of the property and assets of the
     Issuer and any of its Restricted Subsidiaries to a Wholly Owned Restricted
     Subsidiary of the Issuer, the Issuer or the entity or Person formed by or surviving any such consolidation or merger (if other than the Issuer), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made, shall, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable Four-Quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a).

          (b) No Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another corporation, Person or entity whether or not affiliated with such Guarantor unless:

          (i) subject to the provisions of the following paragraph, the Person formed by or surviving any such consolidation or merger (if other than such
     Guarantor) assumes all the obligations of such Guarantor pursuant to a supplemental indenture in form and substance reasonably satisfactory to the
     Trustee, under the Notes, this Indenture and the Registration Rights
     Agreement;

          (ii) immediately after giving effect to such transaction, no Default or Event of Default exists; and

                                      -65-

          (iii) the Issuer would be permitted by virtue of the Issuer's pro forma Fixed Charge Coverage Ratio, immediately after giving effect to such transaction, to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a).

          (c) In the event of a sale or other disposition of all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the Capital Interests of any Guarantor, then such
Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all of the Capital Interests of such Guarantor)
or the corporation acquiring the property (in the event of a sale or other disposition of all of the assets of such Guarantor) will be released and relieved of any obligations under its Guarantee; provided that the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of this Indenture.

          (d) This Section 5.01 will not apply to a merger of the Issuer or a
Guarantor with an Affiliate solely for the purpose, and with the effect, of reincorporating the Issuer or such a Guarantor, as the case may be, in another jurisdiction of the United States. In addition, nothing in this Section 5.01 will prohibit any Restricted Subsidiary from consolidating or amalgamating with, merging with or into or conveying, transferring or leasing, in one transaction or a series of transactions, all or substantially all of its assets to the
Issuer or another Restricted Subsidiary.

Section 5.02 Successor Corporation Substituted.

          Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Issuer in accordance with Section 5.01 hereof, the successor corporation formed by such consolidation or into or with which the Issuer is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the Issuer shall refer instead to the successor corporation and not to the Issuer), and may exercise every right and power of the Issuer under this Indenture with the same effect as if such successor Person had been named as the Issuer herein; provided that the predecessor Issuer shall not be relieved from the obligation to pay the principal of and interest and Additional Interest, if any, on the Notes except in the case of a sale, assignment, transfer, conveyance or other disposition of all of the Issuer's assets that meets the requirements of Section 5.01 hereof.

                                    ARTICLE 6

                              DEFAULTS AND REMEDIES

Section 6.01 Events of Default.

          (a) Each of the following shall be an "Event of Default" for purposes of this Indenture:

          (i) default for 30 days in the payment when due of interest on, or
     Additional Interest, if any, on, the Notes;

          (ii) default in payment when due of the principal of or premium, if any, on the Notes;

          (iii) a default by the Issuer or any Guarantor in the observance or performance of any other covenant or agreement contained in this Indenture which default continues for a period of

                                      -66-

     30 days after the Issuer or such Guarantor receives written notice specifying the default (and demanding that such default be remedied and stating that such notice is a "Notice of Default") from the Trustee or the
     Holders of at least 25% of the outstanding principal amount of the Notes
     (except in the case of a default with respect to Section 5.01 which will constitute an Event of Default with such notice requirement but without such passage of time requirement);

          (iv) the failure to pay at final maturity (giving effect to any applicable grace periods and any extensions thereof) the principal amount of any Indebtedness of the Issuer or any Restricted Subsidiary of the
     Issuer or the acceleration of the final stated maturity of any such
     Indebtedness, if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final maturity or which has been accelerated, aggregates $10.0 million or more at any time and such failure shall not have been cured or waived within 30 days thereof;

          (v) failure by the Issuer or any of its Subsidiaries to pay final judgments (to the extent such judgments are not paid or covered by an insurance carrier or pursuant to which the Issuer is not indemnified by a third party who has agreed to honor such obligation) aggregating in excess of $10.0 million, which judgments are not paid, discharged or stayed for a period of 60 days after such judgments have become final and non-appealable;

          (vi) the Issuer or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

               (1) commences a voluntary case,

               (2) consents to the entry of an order for relief against it in an involuntary case,

               (3) consents to the appointment of a Custodian of it or for all or substantially all of its property, makes a general assignment for the benefit of its creditors, or

               (4) generally is not paying its debts as they become due; or

          (vii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

               (1) is for relief against the Issuer or any of its Restricted
          Subsidiaries that is a Significant Subsidiary in an involuntary case,

               (2) appoints a Custodian of the Issuer or any of its Restricted
          Subsidiaries that is a Significant Subsidiary or for all or substantially all of the property of the Issuer or any of its
          Restricted Subsidiaries that is a Significant Subsidiary, or

               (3) orders the liquidation of the Issuer or any of its Restricted
          Subsidiaries that is a Significant Subsidiary,

     and the order or decree remains unstayed and in effect for 60 days;

          (viii) except as permitted by this Indenture, any Guarantee shall be held in any judicial proceeding to be unenforceable or shall cease for any reason to be in full force and effect or any

                                      -67-

     Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligation under its Guarantee.

          (b) The Issuer shall deliver to the Trustee annually a statement regarding compliance with this Indenture, and the Issuer shall, upon becoming aware of any Default or Event of Default, deliver to the Trustee a statement specifying such Default or Event of Default.

Section 6.02 Acceleration.

          If any Event of Default occurs and is continuing, the Trustee or the
Holders of at least 25% in principal amount of the then outstanding Notes shall notify the Issuer in writing, specifying the Event of Default, demanding that the Default be remedied and stating that such notice is a "Notice of Default,"
following which such Holders may declare all the Notes to be due and payable immediately. Upon such declaration of acceleration pursuant to a Notice of
Default, the aggregate principal of and accrued and unpaid interest on the outstanding Notes shall become due and payable without further action or notice;
provided, however, that in the event of a declaration of acceleration because an
Event of Default set forth in Section 6.01(a)(iv) has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the failure to pay or acceleration triggering such Event of
Default pursuant to Section 6.01(a)(iv) shall be remedied or cured or waived by the holders of the relevant Indebtedness within 60 days after the declaration of acceleration with respect thereto. Notwithstanding the foregoing, in the case of an Event of Default arising under Section 6.01(a)(vi) or (vii), with respect to the Issuer, any Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable without further action or notice. Holders of the Notes may not enforce this Indenture or the Notes except as provided in this
Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. Holders of the Notes may not enforce this Indenture or the Notes except as provided in this Indenture and under the
TIA.

Section 6.03 Other Remedies.

          If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

          The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04 Waiver of Past Defaults.

          The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive, rescind or cancel any declaration of an existing or past
Default or Event of Default and its consequences under this Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes (other than nonpayment of principal or interest that has become due solely because of acceleration). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall

                                      -68-

be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05 Control by Majority.

          Holders of a majority in principal amount of the then total outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines is unduly prejudicial to the rights of other Holders of a Note or that would involve the Trustee in personal liability.

Section 6.06 Limitation on Suits.

          Subject to Section 6.07 hereof, no Holder of a Note may pursue any remedy with respect to this Indenture or the Notes unless:

          (1) such Holder has previously given the Trustee notice that an Event of Default is continuing;

          (2) Holders of at least 30% in principal amount of the total outstanding Notes have requested the Trustee to pursue the remedy;

          (3) Holders of the Notes have offered the Trustee reasonable security or indemnity against any loss, liability or expense;

          (4) the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

          (5) Holders of a majority in principal amount of the total outstanding
     Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

          A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another
Holder of a Note.

Section 6.07 Rights of Holders of Notes to Receive Payment.

          Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium, if any, and
Additional Interest, if any, and interest on the Note, on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08 Collection Suit by Trustee.

          If an Event of Default specified in Section 6.01(a)(1) or (2) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuer for the whole amount of principal of, premium, if any, and Additional Interest, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

                                      -69-

Section 6.09 Restoration of Rights and Remedies.

          If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceedings, the Issuer, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding has been instituted.

Section 6.10 Rights and Remedies Cumulative.

          Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.07 hereof, no right or remedy herein conferred upon or reserved to the Trustee or to the
Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.11 Delay or Omission Not Waiver.

          No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may
be.

Section 6.12 Trustee May File Proofs of Claim.

          The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the
Holders of the Notes allowed in any judicial proceedings relative to the Issuer
(or any other obligor upon the Notes including the Guarantors), its creditors or its property and shall be entitled and empowered to participate as a member in any official committee of creditors appointed in such matter and to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the
Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any
Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

                                      -70-

Section 6.13 Priorities.

          If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

          (i) to the Trustee, its agents and attorneys for amounts due under
     Section 7.07 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

          (ii) to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and Additional Interest, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and
     Additional Interest, if any, and interest, respectively; and

          (iii) to the Issuer or to such party as a court of competent jurisdiction shall direct including a Guarantor, if applicable.

          The Trustee may fix a record date and payment date for any payment to
Holders of Notes pursuant to this Section 6.13.

Section 6.14 Undertaking for Costs.

          In any suit for the enforcement of any right or remedy under this
Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.
This Section 6.14 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

                                    ARTICLE 7

                                     TRUSTEE

Section 7.01 Duties of Trustee.

          (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

          (b) Except during the continuance of an Event of Default:

          (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this
     Indenture against the Trustee; and

          (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or

                                      -71-

     opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this
     Indenture.

          (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

          (i) this paragraph does not limit the effect of paragraph (b) of this
     Section 7.01;

          (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved in a court of competent jurisdiction that the Trustee was negligent in ascertaining the pertinent facts; and

          (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

          (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs
(a), (b) and (c) of this Section 7.01.

          (e) The Trustee shall be under no obligation to exercise any of its rights or powers under this Indenture at the request or direction of any of the
Holders of the Notes unless the Holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense.

          (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02 Rights of Trustee.

          (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The
Trustee need not investigate any fact or matter stated in the document, but the
Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney at the sole cost of the Issuer and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

          (b) Before the Trustee acts or refrains from acting, it may require an
Officer's Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer's Certificate or Opinion of Counsel. The Trustee may consult with counsel of its selection and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

          (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent (other than an agent who is an employee of the Trustee) or attorney appointed with due care.

          (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

                                      -72-

          (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuer shall be sufficient if signed by an Officer of the Issuer.

          (f) None of the provisions of this Indenture shall require the Trustee to expend or risk its own funds or otherwise to incur any liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it.

          (g) The Trustee shall not be deemed to have notice of any Default or
Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a
Default is received by the Trustee at the Corporate Trust Office of the Trustee,
and such notice references the Notes and this Indenture

          (h) In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever
(including, but not limited to, loss of profit) irrespective of whether the
Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

          (i) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

          (j) In the event the Issuer is required to pay Additional Interest, the Issuer will provide written notice to the Trustee of the Issuer's obligation to pay Additional Interest no later than 15 days prior to the next Interest
Payment Date, which notice shall set forth the amount of the Additional Interest to be paid by the Issuer. The Trustee shall not at any time be under any duty or responsibility to any Holders to determine whether the Additional Interest is payable and the amount thereof.

Section 7.03 Individual Rights of Trustee.

          The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or any
Affiliate of the Issuer with the same rights it would have if it were not
Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof, and the Trustee is subject to Sections 310(b) and 311 of the Trust Indenture
Act.

Section 7.04 Trustee's Disclaimer.

          The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuer's use of the proceeds from the Notes or any money paid to the Issuer or upon the Issuer's direction under any provision of this
Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this
Indenture other than its certificate of authentication.

                                      -73-

Section 7.05 Notice of Defaults.

          If a Default occurs and is continuing and if it is known to the
Trustee, the Trustee shall mail to Holders of Notes a notice of the Default within 90 days after it occurs. Except in the case of a Default relating to the payment of principal, premium, if any, or interest and Additional Interest, if any, on any Note, the Trustee may withhold from the Holders notice of any continuing Default if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the
Holders of the Notes.

Section 7.06 Reports by Trustee to Holders of the Notes.

          Within 60 days after each May 15, beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the
Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with Trust Indenture Act Section 313(a) (but if no event described in Trust Indenture Act Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The
Trustee also shall comply with Trust Indenture Act Section 313(b)(2). The
Trustee shall also transmit by mail all reports as required by Trust Indenture
Act Section 313(c).

          A copy of each report at the time of its mailing to the Holders of
Notes shall be mailed to the Issuer and filed with the SEC and each stock exchange on which the Notes are listed in accordance with Trust Indenture Act
Section 313(d). The Issuer shall promptly notify the Trustee when the Notes are listed on any stock exchange.

Section 7.07 Compensation and Indemnity.

          The Issuer shall pay to the Trustee from time to time such compensation for its acceptance of this Indenture and services hereunder as the parties shall agree in writing from time to time. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

          The Issuer and the Guarantors, jointly and severally, shall indemnify the Trustee for, and hold the Trustee harmless against, any and all loss, damage, claims, liability or expense (including attorneys' fees) incurred by it in connection with the acceptance or administration of this trust and the performance of its duties hereunder (including the costs and expenses of enforcing this Indenture against the Issuer or any of the Guarantors (including this Section 7.07) or defending itself against any claim whether asserted by any
Holder, the Issuer or any Guarantor, or liability in connective with the acceptance, exercise or performance of any of its powers or duties hereunder).
The Trustee shall notify the Issuer in writing promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuer shall not relieve the Issuer of its obligations hereunder. The Issuer shall defend the claim and the Trustee may have separate counsel and the Issuer shall pay the fees and expenses of such counsel. The Issuer need not (x) pay for any settlement made without its written consent, which shall not be unreasonably withheld, or (y) reimburse any expense or indemnify against any of the foregoing loss, liability, damage, claim or expense incurred by the Trustee through the
Trustee's own willful misconduct, negligence or bad faith.

          The obligations of the Issuer under this Section 7.07 shall survive the satisfaction and discharge of this Indenture or the earlier resignation or removal of the Trustee.

                                      -74-

          To secure the payment obligations of the Issuer and the Guarantors in this Section 7.07, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

          When the Trustee incurs expenses or renders services after an Event of
Default specified in Section 6.01(a)(vi) or (vii) hereof occurs, the expenses and the compensation for the services (including the reasonable fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

          The Trustee shall comply with the provisions of Trust Indenture Act
Section 313(b)(2) to the extent applicable.

Section 7.08 Replacement of Trustee.

          A resignation or removal of the Trustee and appointment of a successor
Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.08. The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the
Issuer. The Holders of a majority in principal amount of the then outstanding
Notes may remove the Trustee by so notifying the Trustee and the Issuer in writing. The Issuer may remove the Trustee if:

          (a) the Trustee fails to comply with Section 7.10 hereof;

          (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

          (c) a custodian or public officer takes charge of the Trustee or its property; or

          (d) the Trustee becomes incapable of acting as Trustee hereunder or with respect to the Notes.

          If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer shall promptly appoint a successor
Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer.

          If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee (at the Issuer's expense), the Issuer or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          If the Trustee, after written request by any Holder who has been a
Holder for at least six months, fails to comply with Section 7.10 hereof, such
Holder may petition any court of competent jurisdiction for the removal of the
Trustee and the appointment of a successor Trustee.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee and execute and deliver

                                      -75-

an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof.
Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the
Issuer's obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

Section 7.09 Successor Trustee by Merger, etc.

          If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor
Trustee; provided, however, that such Person shall be otherwise qualified and eligible under Article Seven hereof.

Section 7.10 Eligibility; Disqualification.

          There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $150,000,000 as set forth in its most recent published annual report of condition.

          This Indenture shall always have a Trustee who satisfies the requirements of Trust Indenture Act Sections 310(a)(1), (2) and (5). The Trustee
is subject to Trust Indenture Act Section 310(b).

Section 7.11 Preferential Collection of Claims Against Issuer.

          The Trustee is subject to Trust Indenture Act Section 311(a), excluding any creditor relationship listed in Trust Indenture Act Section
311(b). A Trustee who has resigned or been removed shall be subject to Trust
Indenture Act Section 311(a) to the extent indicated therein.

                                    ARTICLE 8

                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01 Option to Effect Legal Defeasance or Covenant Defeasance.

          The Issuer may, at its option and at any time, elect to have either
Section 8.02 or 8.03 hereof applied to all outstanding Notes and all obligations of the Guarantors upon compliance with the conditions set forth below in this
Article 8.

Section 8.02 Legal Defeasance and Discharge.

          Upon the Issuer's exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Issuer and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding
Notes and Guarantees on the date the conditions set forth below are satisfied
("Legal Defeasance"). For this purpose, Legal Defeasance means that the Issuer and the Guarantors shall be deemed to have paid and discharged the entire
Indebtedness represented by the outstanding Notes (including, the Guarantees), which shall thereafter be deemed to be "outstanding" only for the purposes of
Section 8.05 hereof and the other Sections of this Indenture referred to in (a)
and (b) below, and to have

                                      -76-

satisfied all their other obligations under such Notes, the Guarantees and this
Indenture (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

          (a) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due solely out of the trust created pursuant to this
     Indenture referred to in Section 8.04 hereof;

          (b) the Issuer's obligations with respect to Notes concerning issuing temporary Notes, registration of such Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

          (c) the rights, powers, trusts, duties and immunities of the Trustee, and the Issuer's obligations in connection therewith; and

          (d) this Section 8.02.

          If the Issuer exercises the Legal Defeasance option, payment of the
Notes may not be accelerated because of an Event of Default with respect to the
Notes (other than an Event of Default specified in Section 6.01(a)(i), (ii),
(vi) or (vii)). Subject to compliance with this Article 8, the Issuer may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

Section 8.03 Covenant Defeasance.

          Upon the Issuer's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Issuer and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from their obligations under the covenants contained in Sections 4.03 through
4.18 hereof and Section 5.01(a)(iv) and (b) hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 hereof are satisfied ("Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding"
for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant
Defeasance means that, with respect to the outstanding Notes and the Guarantees, the Issuer and the Guarantor may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes and Guarantees shall be unaffected thereby. In addition, upon the Issuer's exercise under Section 8.01 hereof of the option applicable to this Section 8.03 hereof, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(iii), 6.01(iv), 6.01(v), 6.01(vi) (solely with respect to
Restricted Subsidiaries that are Significant Subsidiaries), 6.01(vii) (solely with respect to Restricted Subsidiaries that are Significant Subsidiaries) and
6.01(viii) shall not constitute Events of Default.

                                      -77-

Section 8.04 Conditions to Legal or Covenant Defeasance.

          The following shall be the conditions to the application of either
Section 8.02 or 8.03 hereof to the outstanding Notes:

          In order to exercise either Legal Defeasance or Covenant Defeasance with respect to the Notes:

          (i) the Issuer shall irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, noncallable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent investment bank, appraisal firms or public accountants, to pay the principal of, premium, if any, and interest and Additional
     Interest, if any, on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Issuer must specify whether the Notes are being defeased to maturity or to a particular redemption date;

          (ii) in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or
     (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

          (iii) in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

          (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of
     Default resulting from the borrowing of funds to be applied to such deposit);

          (v) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than this Indenture) to which the Issuer or any of its Subsidiaries is a party or by which the Issuer or any of its
     Subsidiaries is bound;

          (vi) the Issuer must deliver to the Trustee an Officer's Certificate stating that the deposit was not made by the Issuer with the intent of preferring the Holders of Notes over the other creditors of the Issuer with the intent of defeating, hindering, delaying or defrauding creditors of the
     Issuer or others; and

          (vii) the Issuer must deliver to the Trustee an Officer's Certificate and an opinion of counsel, each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

                                      -78-

Section 8.05 Deposited Money and Government Securities to Be Held in Trust;
             Other Miscellaneous Provisions.

          Subject to Section 8.06 hereof, all money and Government Securities
(including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such
Notes and this Indenture, to the payment, either directly or through any Paying
Agent (including the Issuer or a Guarantor acting as Paying Agent) as the
Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium and Additional Interest, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

          The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

          Anything in this Article 8 to the contrary notwithstanding, the
Trustee shall deliver or pay to the Issuer from time to time upon the request of the Issuer any money or Government Securities held by it as provided in Section
8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the
Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06 Repayment to Issuer.

          The Trustee shall promptly, and in any event, no later than three
Business Days, pay to the Issuer after request therefor, any excess money or
Government Securities held with respect to the Notes at such time in excess of amounts required to pay any of the Issuer's Obligations then owing with respect to the Notes. Any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of, premium and
Additional Interest, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium and Additional Interest, if any, or interest has become due and payable shall be paid to the Issuer on its request or (if then held by the Issuer) shall be discharged from such trust; and the
Holder of such Note shall thereafter look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, shall thereupon cease.

Section 8.07 Reinstatement.

          If the Trustee or Paying Agent is unable to apply any United States dollars or Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to
Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided that, if the Issuer makes any payment of principal of, premium and Additional Interest, if any, or interest on any Note following the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

                                      -79-

                                    ARTICLE 9

                        AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01 Without Consent of Holders of Notes.

          Notwithstanding Section 9.02 hereof, the Issuer, any Guarantor (with respect to a Guarantee or this Indenture) and the Trustee may amend or supplement this Indenture and any Guarantee or the Notes or other agreements or instruments entered into by the Issuer in connection with this Indenture without the consent of any Holder:

          (1) to cure any ambiguity, defect or inconsistency;

          (2) to provide for uncertificated Notes in addition to or in place of certificated Notes;

          (3) to provide for the assumption of the Issuer's obligations to
     Holders of Notes in the case of a merger or consolidation or sale of all or substantially all of the Issuer's assets;

          (4) to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under this Indenture of any such Holder;

          (5) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act;

          (6) to conform the text of this Indenture, the Subsidiary Guarantees or the Notes to any provision of the "Description of Notes" to the extent that such provision in the "Description of Notes" was intended to be a verbatim recitation of a provision of this Indenture, the Subsidiary
     Guarantees or the Notes;

          (7) to provide for the issuance of Additional Notes in accordance with the limitations set forth in this Indenture;

          (8) to allow any Guarantor to execute a supplemental indenture and/or a Subsidiary Guarantee with respect to the Notes;

          (9) to comply with the rules of any applicable securities depository;
     and

          (10) to add a co-issuer or co-obligor of the Notes.

          Upon the request of the Issuer accompanied by a resolution of its board of directors authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section
9.06 hereof, the Trustee shall join with the Issuer and the Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

                                      -80-

Section 9.02 With Consent of Holders of Notes.

          Except as provided below in this Section 9.02, the Issuer and the
Trustee may amend or supplement this Indenture, the Notes, the Guarantees or the
Notes or other agreements or instruments entered into by the Issuer in connection with this Indenture with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to
Sections 6.04 and 6.07 hereof, any existing Default or Event of Default or compliance with any provision of this Indenture, the Guarantees or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the
Notes). Section 2.08 hereof and Section 2.09 hereof shall determine which Notes are considered to be "outstanding" for the purposes of this Section 9.02.

          Upon the request of the Issuer accompanied by a resolution of its board of directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the
Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.06 hereof, the Trustee shall join with the Issuer and the Guarantors in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.

          It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment, consent, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

          After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Issuer shall (or cause the Trustee,at the expense of and at the request of the Issuer, to) mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuer to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.

          Without the consent of each affected Holder of Notes, an amendment, consent, supplement or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

          (i) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

          (ii) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes;

          (iii) reduce the rate of or change the time for payment of interest on any Note;

          (iv) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);

          (v) make any Note payable in money other than that stated in the
     Notes;

                                      -81-

          (vi) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of or premium, if any, or interest on the Notes;

          (vii) after the Issuer's obligation to purchase Notes arises under this Indenture, amend, change or modify in any material respect the obligation of the Issuer to make and consummate a Change of Control Offer in the event of a Change of Control or make and consummate an Asset Sale
     Offer with respect to any Asset Sale that has been consummated or modify any of the provisions or definitions with respect thereto;

          (viii) modify or change any provision of this Indenture in any manner which subordinates the Notes in right of payment to any other Indebtedness of the Issuer or which subordinates any Guarantee in right of payment to any other Indebtedness of the Guarantor, in each case in a manner that adversely affects the Holders in any material respect; provided that subordination shall not be affected by the existence or lack thereof of a security interest or by priority with respect to a security interest

          (ix) release any Guarantor that is a Significant Subsidiary from any of its obligations under its Guarantee or this Indenture otherwise than in accordance with the terms of this Indenture; or

          (x) make any change in the foregoing amendment and waiver provisions.

Section 9.03 Compliance with Trust Indenture Act.

          Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental indenture that complies with the Trust
Indenture Act as then in effect.

Section 9.04 Revocation and Effect of Consents.

          Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a
Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

          The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement, or waiver. If a record date is fixed, then, notwithstanding the preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only such Persons, shall be entitled to consent to such amendment, supplement, or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date unless the consent of the requisite number of Holders has been obtained.

Section 9.05 Notation on or Exchange of Notes.

          The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuer in exchange for all Notes may issue and the

                                      -82-

Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

          Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06 Trustee to Sign Amendments, etc.

          The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Issuer may not sign an amendment, supplement or waiver until the board of directors approves it. In executing any amendment, supplement or waiver, the Trustee shall be entitled to receive and (subject to Section 7.01 hereof) shall be fully protected in relying upon, in addition to the documents required by Section
12.04 hereof, an Officer's Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture and that such amendment, supplement or waiver is the legal, valid and binding obligation of the Issuer and any Guarantors party thereto, enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof (including Section
9.03).

                                   ARTICLE 10

                                   GUARANTEES

Section 10.01 Guarantee.

          Subject to this Article 10, from and after the consummation of the
Acquisition, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Issuer hereunder or thereunder, that: (a) the principal of, interest, premium and Additional Interest, if any, on the Notes shall be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the
Notes, if any, if lawful, and all other obligations of the Issuer to the Holders or the Trustee hereunder or thereunder shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated
maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the
Guarantors shall be jointly and severally obligated to pay the same immediately.
Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

          The Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the
Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest, notice and all demands whatsoever and covenants that this Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

                                      -83-

          Each Guarantor also agrees to pay any and all costs and expenses
(including reasonable attorneys' fees) incurred by the Trustee or any Holder in enforcing any rights under this Section 10.01.

          If any Holder or the Trustee is required by any court or otherwise to return to the Issuer, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuer or the
Guarantors, any amount paid either to the Trustee or such Holder, this
Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

          Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each
Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantees.

          Each Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Issuer for liquidation, reorganization, should the Issuer become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Issuer's assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes or Guarantees, whether as a
"voidable preference," "fraudulent transfer" or otherwise, all as though such payment or performance had not been made. In the event that any payment or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

          In case any provision of any Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          The Guarantee issued by any Guarantor shall be a general unsecured senior obligation of such Guarantor and shall be pari passu in right of payment with all existing and future Senior Indebtedness of such Guarantor, if any.

          Each payment to be made by a Guarantor in respect of its Guarantee shall be made without set-off, counterclaim, reduction or diminution of any kind or nature.

Section 10.02 Limitation on Guarantor Liability.

          Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee of such
Guarantor not constitute a fraudulent transfer or conveyance for purposes of
Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent
Transfer Act or any similar federal or state law to the extent applicable to any
Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of each Guarantor shall be limited to the maximum amount as will, after giving effect

                                      -84-

to such maximum amount and all other contingent and fixed liabilities of such
Guarantor that are relevant under such laws and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other
Guarantor under this Article 10, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under applicable law. Each Guarantor that makes a payment under its
Guarantee shall be entitled upon payment in full of all guaranteed obligations under this Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor's pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP.

Section 10.03 Execution and Delivery.

          To evidence its Subsidiary Guarantee set forth in Section 10.01, each
Guarantor hereby agrees that a notation of such Subsidiary Guarantee substantially in the form included in Exhibit D shall be endorsed by an Officer of such Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of such Guarantor by its
President or one of its Vice Presidents.

          Each Guarantor hereby agrees that its Guarantee set forth in Section
10.01 hereof shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Guarantee on the Notes.

          If an Officer whose signature is on this Indenture no longer holds that office at the time the Trustee authenticates the Note, the Guarantee shall be valid nevertheless.

          The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantors.

          If required by Section 4.15 hereof, the Issuer shall cause any newly created or acquired Restricted Subsidiary to comply with the provisions of
Section 4.15 hereof and this Article 10, to the extent applicable.

Section 10.04 Subrogation.

          Each Guarantor shall be subrogated to all rights of Holders of Notes against the Issuer in respect of any amounts paid by any Guarantor pursuant to the provisions of Section 10.01 hereof; provided that, if an Event of Default has occurred and is continuing, no Guarantor shall be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Issuer under this Indenture or the
Notes shall have been paid in full.

Section 10.05 Benefits Acknowledged.

          Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the guarantee and waivers made by it pursuant to its Guarantee are knowingly made in contemplation of such benefits.

Section 10.06 Release of Guarantees.

          (a) A Guarantee by a Guarantor shall be automatically and
unconditionally released and discharged, and no further action by such
Guarantor, the Issuer or the Trustee is required for the release of such
Guarantor's Guarantee:

                                      -85-

          (1) if (a) all of the Capital Interests issued by such Guarantor or all or substantially all of the assets of such Guarantor are sold or otherwise disposed of (including by way of merger or consolidation) to a
     Person other than the Issuer or any of its Restricted Subsidiaries or (b)
     such Guarantor ceases to be a Restricted Subsidiary, and in each case of
     (a) and (b) the Issuer otherwise complies, to the extent applicable, with
     Section 4.10; or

          (2) if the Issuer designates such Guarantor as an Unrestricted
     Subsidiary in accordance with Section 4.07; or

          (3) if the Issuer exercises its legal defeasance option or covenant defeasance pursuant to Section 8.01;

such Guarantor delivering to the Trustee an Officer's Certificate and an Opinion
of Counsel, each stating that all conditions precedent provided for in this
Indenture relating to such transaction have been complied with in all material respects.

          (b) At the request and at the expense of the Issuer, the Trustee shall execute and deliver any instrument evidencing such release.

                                   ARTICLE 11

                           SATISFACTION AND DISCHARGE

Section 11.01 Satisfaction and Discharge.This Indenture shall be discharged and shall cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the Notes, as expressly provided for herein) as to all outstanding Notes, when either:

          (1) either

               (a) all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and
          Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust) have been delivered to the
          Trustee for cancellation; or

               (b) all Notes not theretofore delivered to the Trustee for cancellation (1) have become due and payable or (2) will become due and payable within one year, or are to be called for redemption within one year, under arrangements reasonable satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the
          Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes to the date of deposit together with irrevocable instructions from the Issuer directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

          (2) the Issuer has paid all other sums payable under this Indenture by the Issuer; and

          (3) the Issuer has delivered to the Trustee an Officer's Certificate and an opinion of counsel stating that all conditions precedent under this
     Indenture relating to the satisfaction and discharge of this Indenture have been complied with.

                                      -86-

          Notwithstanding the satisfaction and discharge of this Indenture, if money shall have been deposited with the Trustee pursuant to subclause (b) of clause (1) of this Section 11.01, the provisions of Section 11.02 and Section
8.06 hereof shall survive.

Section 11.02 Application of Trust Money.

          Subject to the provisions of Section 8.06 hereof, all money deposited with the Trustee pursuant to Section 11.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this
Indenture, to the payment, either directly or through any Paying Agent
(including the Issuer acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium and
Additional Interest, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

          If the Trustee or Paying Agent is unable to apply any money or
Government Securities in accordance with Section 11.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer's and any Guarantor's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01 hereof; provided that if the Issuer has made any payment of principal of, premium and Additional Interest, if any, or interest on any Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

                                   ARTICLE 12

                                  MISCELLANEOUS

Section 12.01 Trust Indenture Act Controls.

          If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by Trust Indenture Act Section 318(c), the imposed duties shall control.

Section 12.02 Notices.

          Any notice or communication by the Issuer, any Guarantor or the
Trustee to the others is duly given if in writing and delivered in person or mailed by first-class mail (registered or certified, return receipt requested), fax or overnight air courier guaranteeing next day delivery, to the others'
address:

          If to the Issuer and/or any Guarantor:

          The Restaurant Company
          6075 Poplar Avenue Suite 900
          Memphis, TN 38119
          Attention: Chief Financial Officer

                                      -87-

          with a copy to:

          Castle Harlan, Inc.
          150 East 58th Street
          New York, New York 10155
          Attn: William Pruellage

          with a copy to:

          Schulte Roth & Zabel LLP
          919 Third Avenue
          New York, New York 10022
          Attention: Michael R. Littenberg, Esq.

          If to the Trustee:

          The Bank of New York
          101 Barclay Street, Floor 8W
          New York, New York 10286
          Fax No.: (212) 815-5704
          Attention: Corporate Trust Administration

          The Issuer, any Guarantor or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

          All notices and communications (other than those sent to Holders)
shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five calendar days after being deposited in the mail, postage prepaid, if mailed by first-class mail; when receipt acknowledged, if faxed; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

          Any notice or communication to a Holder shall be mailed by first-class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any
Person described in Trust Indenture Act Section 313(c), to the extent required by the Trust Indenture Act. Failure to mail a notice or communication to a
Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

          If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

          If the Issuer mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

          Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance on such waiver.

                                      -88-

          In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

Section 12.03 Communication by Holders of Notes with Other Holders of Notes.

          Holders may communicate pursuant to Trust Indenture Act Section 312(b)
with other Holders with respect to their rights under this Indenture or the
Notes. The Issuer, the Trustee, the Registrar and anyone else shall have the protection of Trust Indenture Act Section 312(c).

Section 12.04 Certificate and Opinion as to Conditions Precedent.

          Upon any request or application by the Issuer or any of the Guarantors to the Trustee to take any action under this Indenture, the Issuer or such
Guarantor, as the case may be, shall furnish to the Trustee:

          (a) An Officer's Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

          (b) An Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

          Notwithstanding the foregoing, no such Opinion shall be given with respect to the delivery of the initial Notes.

Section 12.05 Statements Required in Certificate or Opinion.

          Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to Section 4.04 hereof or Trust Indenture Act Section
314(a)(4)) shall comply with the provisions of Trust Indenture Act Section
314(e) and shall include:

          (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

          (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with (and, in the case of an Opinion of Counsel, may be limited to reliance on an Officer's Certificate as to matters of fact); and

          (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

                                      -89-

Section 12.06 Rules by Trustee and Agents.

          The Trustee may make reasonable rules for action by or at a meeting of
Holders. The Registrar, Paying Agent or Calculation Agent may make reasonable rules and set reasonable requirements for its functions.

Section 12.07 No Personal Liability of Directors, Officers, Employees and
              Stockholders.

          No past, future or present director, officer, employee, partner, manager, agent, member (or Person forming any limited liability company), incorporator or stockholder of the Issuer or any Guarantor, as such, shall have any liability for any obligations of the Issuer or any Guarantor under the
Notes, the Guarantees or this Indenture, the Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each
Holder of Notes by accepting a Note and Guarantee waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes and Guarantee.

Section 12.08 Governing Law.

          THIS INDENTURE, THE NOTES AND ANY GUARANTEE WILL BE GOVERNED BY AND
CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 12.09 Waiver of Jury Trial.

          EACH OF THE ISSUER, THE GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY
WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO
TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS
INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 12.10 Force Majeure.

          In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused by, directly or indirectly, forces beyond its reasonable control, including without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services.

Section 12.11 No Adverse Interpretation of Other Agreements.

          This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuer or its Restricted Subsidiaries or of any other
Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 12.12 Successors.

          All agreements of the Issuer in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors. All agreements of each Guarantor in this Indenture shall bind its successors, except as otherwise provided in Section 10.05 hereof.

                                      -90-

Section 12.13 Severability.

          In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 12.14 Counterpart Originals.

          The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 12.15 Table of Contents, Headings, etc.

          The Table of Contents, Cross-Reference Table and headings of the
Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

Section 12.16 Qualification of Indenture.

          The Issuer and the Guarantors shall qualify this Indenture under the
Trust Indenture Act in accordance with the terms and conditions of the
Registration Rights Agreement and shall pay all reasonable costs and expenses
(including reasonable attorneys' fees and expenses for the Issuer, the
Guarantors and the Trustee) incurred in connection therewith, including, but not limited to, costs and expenses of qualification of this Indenture and the Notes and printing this Indenture and the Notes. The Trustee shall be entitled to receive from the Issuer and the Guarantors any such Officer's Certificates,
Opinions of Counsel or other documentation as it may reasonably request in connection with any such qualification of this Indenture under the Trust
Indenture Act.

                         [Signatures on following pages]

                                      -91-

                                        TRC FINANCE, INC.

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        THE RESTAURANT COMPANY

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        [Insert Guarantors]

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        THE BANK OF NEW YORK,
                                           as Trustee

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                                                       EXHIBIT A

                                 [Face of Note]

          [Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

          [Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

          [Insert the Regulation S Temporary Global Note Legend, if applicable pursuant to the provisions of the Indenture]

                                       A-1

                                                              CUSIP [__________]
                                                               ISIN [__________]

                     [[RULE 144A][REGULATION S] GLOBAL NOTE
                               representing up to
                                  $190,000,000
                            10% Senior Notes due 2013

No. ___                                                        [$______________]

                                TRC FINANCE, INC.

promises to pay to CEDE & CO. or registered assigns, the principal sum [set forth on the Schedule of Exchanges of Interests in the Global Note attached hereto] [of ________________________ United States Dollars] on October 1, 2013.

Interest Payment Dates: April 1 and October 1.

Record Dates: March 15 and September 15.

                                       A-2

          IN WITNESS HEREOF, the Issuer has caused this instrument to be duly executed.

Dated: September 21, 2005

                                        TRC FINANCE, INC.

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                       A-3

This is one of the Notes referred to in the within-mentioned Indenture:

                                        THE BANK OF NEW YORK,
                                           as Trustee

                                        By:
                                            ------------------------------------
                                                     Authorized Signatory

                                       A-4

                                 [Back of Note]

                            10% Senior Notes due 2013

          Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

          1. INTEREST. TRC Finance, Inc., a Delaware corporation, promises to pay interest on the principal amount of this Note at 10% per annum from
September 21, 2005 until maturity and shall pay the Additional Interest, if any, payable pursuant to the Registration Rights Agreement referred to below. Upon consummation of the Transaction, The Restaurant Company will assume the obligations of TRC Finance, Inc. under this Note. The Issuer will pay interest and Additional Interest, if any, semi-annually in arrears on April 1 and October
1 of each year, or if any such day is not a Business Day, on the next succeeding
Business Day (each, an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding
Interest Payment Date, interest shall accrue from such next succeeding Interest
Payment Date; provided, further, that, the first Interest Payment Date shall be
April 1, 2006. The Issuer will pay interest (including post-petition interest in any proceeding under Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the interest rate on the Notes; it shall pay interest (including post-petition interest in any proceeding under Bankruptcy
Law) on overdue installments of interest and Additional Interest, if any
(without regard to any applicable grace periods), from time to time on demand at the interest rate on the Notes to the extent lawful. Interest on the Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.

          2. METHOD OF PAYMENT. The Issuer will pay interest on the Notes and
Additional Interest, if any, to the Persons who are registered Holders of Notes at the close of business on the March 15 or September 15 (whether or not a
Business Day), as the case may be, next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such
Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. Payment of interest and Additional Interest, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Additional Interest, if any, on, all Global Notes and all other
Notes the Holders of which shall have provided wire transfer instructions to the
Issuer or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

          3. PAYING AGENT AND REGISTRAR. Initially, The Bank of New York, the
Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuer may change any Paying Agent or Registrar without notice to the Holders. The
Issuer or any of its Subsidiaries may act in any such capacity.

          4. INDENTURE. The Issuer issued the Notes under an Indenture, dated as of September 21, 2005 (the "Indenture"), among TRC Finance, Inc., The Restaurant
Company, the Guarantors named therein and the Trustee. This Note is one of a duly authorized issue of notes of the Issuer designated as its 10% Senior Notes due 2013. The Notes (including any Exchange Notes issued in exchange therefor)
issued under the Indenture (collectively referred to herein as the "Notes") are separate series of Notes, but shall be treated as a single class of securities under the Indenture, unless otherwise

                                       A-5

specified in the Indenture. The terms of the Notes include those stated in the
Indenture and those made part of the Indenture by reference to the Trust
Indenture Act of 1939, as amended (the "Trust Indenture Act"). The Notes are subject to all such terms, and Holders are referred to the Indenture and such
Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the
Indenture shall govern and be controlling. The Notes are unsecured obligations of the Issuer. Subject to the conditions set forth in the Indenture, the Issuer may issue Additional Notes. The Notes and any Additional Notes subsequently issued under the Indenture will be treated as a single class for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance.

          5. OPTIONAL REDEMPTION.

          (a) At any time prior to October 1, 2009, the Issuer may redeem all or a part of the Notes, upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to each Holder's registered address, at a redemption price equal to 100% of the principal amount of notes redeemed plus the
Applicable Premium as of, and accrued and unpaid interest and Additional
Interest, if any, to the date of redemption, subject to the rights of the
Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date. The Issuer is not prohibited by the terms of the
Indenture from acquiring the Notes by means other than redemption, whether pursuant to an issuer tender offer, in open market transactions, or otherwise, assuming such acquisition does not otherwise violate the terms of the Indenture.

          (b) At any time on or prior to October 1, 2008, the Issuer may on any one or more occasions redeem the Notes with the net cash proceeds of one or more
Equity Offerings, at 110 % of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, thereon to the redemption date;
provided that at least 65% of the principal amount of the Notes originally issued remains outstanding immediately following such redemption (excluding
Notes held by the Issuer or any of its Subsidiaries); and provided, further, that such redemption shall occur within 90 days of the date of the closing of any such Equity Offering.

          (c) The Notes will be redeemable, in whole or in part on any one or more occasions, at the option of the Issuer, on or after October 1, 2009, upon not less than 30 nor more than 60 days' notice, at the redemption prices
(expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Additional Interest, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on October
1 of the years indicated below:

YEAR                                                                  PERCENTAGE
----                                                                  ----------
2009...............................................................    105.000%
2010...............................................................    102.500%
2011 and thereafter ...............................................    100.000%

          (d) Any redemption pursuant to this paragraph 5 shall be made pursuant to the provisions of Sections 3.01 through 3.06 of the Indenture.

          6. MANDATORY REDEMPTION. The Issuer shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

                                       A-6

          7. NOTICE OF REDEMPTION. Subject to Section 3.03 of the Indenture,
notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the
Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

          8. OFFER TO REPURCHASE.

          (a) Upon the occurrence of a Change of Control, Article III and
Section 4.14 of the Indenture shall apply to the extent applicable.

          (b) If the Issuer or any of its Restricted Subsidiaries consummates an
Asset Sale, Article III and Section 4.10 of the Indenture shall apply to the extent applicable.

          9. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the
Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuer need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Issuer need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed.

          10. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

          11. AMENDMENT, SUPPLEMENT AND WAIVER. The Indenture, the Guarantees or
the Notes may be amended or supplemented as provided in the Indenture.

          12. DEFAULTS AND REMEDIES. The Events of Default relating to the Notes are defined in Section 6.01 of the Indenture. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable immediately without further action or notice. Holders may not enforce the Indenture, the Notes or the Guarantees except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default (except a
Default relating to the payment of principal, premium, if any, Additional
Interest, if any, or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the
Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or and its consequences under the
Indenture except a continuing Default in payment of the principal of, premium, if any, Additional Interest, if any, or interest on, any of the Notes held by a non-consenting Holder. The Issuer and each Guarantor (to the extent that such
Guarantor is so required under the Trust Indenture Act) is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuer is required after

                                       A-7

becoming aware of any Default, to deliver to the Trustee a statement specifying such Default and what action the Issuer proposes to take with respect thereto.

          13. AUTHENTICATION. This Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of the Trustee.

          14. ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND
RESTRICTED DEFINITIVE NOTES. In addition to the rights provided to Holders of
Notes under the Indenture, Holders of Restricted Global Notes and Restricted
Definitive Notes shall have all the rights set forth in the Registration Rights
Agreement, dated as of September 21, 2005, among TRC Finance, Inc., The
Restaurant Company, the Guarantors named therein and the other parties named on the signature pages thereof (the "Registration Rights Agreement"), including the right to receive Additional Interest (as defined in the Registration Rights
Agreement).

          15. GOVERNING LAW. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND
BE USED TO CONSTRUE THE INDENTURE, THE NOTES AND THE GUARANTEES.

          16. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the
Committee on Uniform Security Identification Procedures, the Issuer has caused
CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

          The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement.
Requests may be made to the Issuer at the following address:

          The Restaurant Company
          6075 Poplar Avenue Suite 900
          Memphis, TN 38119
          Attention: Chief Financial Officer

                                       A-8

                                 ASSIGNMENT FORM

          To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to: __________________________________
                                                 (Insert assignee' legal name)

________________________________________________________________________________
                  (Insert assignee's soc. sec. or tax I.D. no.)

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
              (Print or type assignee's name, address and zip code)
and irrevocably appoint ________________________________________________________
to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date: _____________________

                              Your Signature:
                                              ----------------------------------
                                              (Sign exactly as your name appears
                                              on the face of this Note)

Signature Guarantee*:
                      --------------------------

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                                       A-9

                       OPTION OF HOLDER TO ELECT PURCHASE

          If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.10 or 4.14 of the Indenture, check the appropriate box below:

                       [_] Section 4.10   [_] Section 4.14

          If you want to elect to have only part of this Note purchased by the
Issuer pursuant to Section 4.10 or Section 4.14 of the Indenture, state the amount you elect to have purchased:

                                $_______________

Date: _____________________

                              Your Signature:
                                              ----------------------------------
                                              (Sign exactly as your name appears
                                              on the face of this Note)

                              Tax Identification No.:
                                                      --------------------------

Signature Guarantee*:
                      ----------------------------------

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                                      A-10

             SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

          The initial outstanding principal amount of this Global Note is
$__________. The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global or Definitive Note for an interest in this Global Note, have been made:

                                               Principal Amount    Signature of
             Amount of    Amount of increase    of this Global      authorized
             decrease        in Principal       Note following      officer of
 Date of   in Principal     Amount of this       such decrease      Trustee or
Exchange      Amount          Global Note         or increase     Note Custodian
--------   ------------   ------------------   ----------------   --------------

----------
*    This schedule should be included only if the Note is issued in global form.

                                      A-11

                                                                       EXHIBIT B

                         FORM OF CERTIFICATE OF TRANSFER

The Restaurant Company
6075 Poplar Avenue Suite 900
Memphis, TN 38119

Attention: Chief Financial Office

The Bank of New York
101 Barclay Street, Floor 8W
New York, New York 10286
Fax No.:

Attention: Corporate Trust Administration

          Re: 10% Senior Notes due 2013

          Reference is hereby made to the Indenture, dated as of September 21,
2005 (the "Indenture"), among TRC Finance, Inc., The Restaurant Company, the
Guarantors named therein and the Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

          _______________ (the "Transferor") owns and proposes to transfer the
Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $___________ in such Note[s] or interests (the "Transfer"), to _______________ (the "Transferee"), as further specified in Annex A hereto.
In connection with the Transfer, the Transferor hereby certifies that:

                             [CHECK ALL THAT APPLY]

          1. [_] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST
IN THE 144A GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO RULE 144A. The Transfer
is being effected pursuant to and in accordance with Rule 144A under the United
States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a
"qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States.

          2. [_] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST
IN THE REGULATION S GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO REGULATION S.
The Transfer is being effected pursuant to and in accordance with Rule 903 or
Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the
United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the
United States or (y) the transaction

                                       B-1

was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United
States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities
Act (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a
U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on
Transfer enumerated in the Indenture and the Securities Act.

          3. [_] CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A
BENEFICIAL INTEREST IN THE DEFINITIVE NOTE PURSUANT TO ANY PROVISION OF THE
SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and
pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the
Transferor hereby further certifies that (check one):

          (a) [_] such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

                                       or

          (b) [_] such Transfer is being effected to the Issuer or a subsidiary thereof;

                                       or

          (c) [_] such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act.

          4. [_] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST
IN AN UNRESTRICTED GLOBAL NOTE OR OF AN UNRESTRICTED DEFINITIVE NOTE.

          (a) [_] CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The Transfer is
being effected pursuant to and in accordance with Rule 144 under the Securities
Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private
Placement Legend are not required in order to maintain compliance with the
Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive
Note will no longer be subject to the restrictions on transfer enumerated in the
Private Placement Legend printed on the Restricted Global Notes, on Restricted
Definitive Notes and in the Indenture.

          (b) [_] CHECK IF TRANSFER IS PURSUANT TO REGULATION S. (i) The
Transfer is being effected pursuant to and in accordance with Rule 903 or Rule
904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the

                                       B-2

Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive
Note will no longer be subject to the restrictions on transfer enumerated in the
Private Placement Legend printed on the Restricted Global Notes, on Restricted
Definitive Notes and in the Indenture.

          (c) [_] CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION. (i) The
Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule
903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the
United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global
Notes or Restricted Definitive Notes and in the Indenture.

                                       B-3

          This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

                                        [Insert Name of Transferor]

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

Dated:
       --------------------

                                       B-4

                                              ANNEX A TO CERTIFICATE OF TRANSFER

          1.   The Transferor owns and proposes to transfer the following:

                            [CHECK ONE OF (a) OR (b)]

          (a)  [_] a beneficial interest in the:

               (i)  [_] 144A Global Note (CUSIP), or

               (ii) [_] Regulation S Global Note (CUSIP), or

          (b)  [_] a Restricted Definitive Note.

          2.   After the Transfer the Transferee will hold:

                                   [CHECK ONE]

          (a)  [_] a beneficial interest in the:

               (i)  [_] 144A Global Note (CUSIP), or

               (ii) [_] Regulation S Global Note (CUSIP), or

               (iii) [_] Unrestricted Global Note (CUSIP); or

          (b)  [_] a Restricted Definitive Note; or

          (c)  [_] an Unrestricted Definitive Note, in accordance with the terms of the Indenture.

                                       B-5

                                                                       EXHIBIT C

                         FORM OF CERTIFICATE OF EXCHANGE

The Restaurant Company
6075 Poplar Avenue Suite 900
Memphis, TN 38119

Attention: Chief Financial Office

The Bank of New York
101 Barclay Street, Floor 8W
New York, New York 10286
Fax No.: (212) 815-3272

Attention: Corporate Trust Administration

          Re: 10% Senior Notes due 2013

          Reference is hereby made to the Indenture, dated as of September 21,
2005 (the "Indenture"), among TRC Finance, Inc., The Restaurant Company, the
Guarantors named therein and the Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

          ___________ (the "Owner") owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of
$__________ in such Note[s] or interests (the "Exchange"). In connection with the Exchange, the Owner hereby certifies that:

          1) EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN
A RESTRICTED GLOBAL NOTE FOR UNRESTRICTED DEFINITIVE NOTES OR BENEFICIAL
INTERESTS IN AN UNRESTRICTED GLOBAL NOTE

          a) [_] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED
     GLOBAL NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In
     connection with the Exchange of the Owner's beneficial interest in a
     Restricted Global Note for a beneficial interest in an Unrestricted Global
     Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the
     "Securities Act"), (iii) the restrictions on transfer contained in the
     Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United
     States.

          b) [_] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED
     GLOBAL NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the
     Exchange of the Owner's beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the
     Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to

                                       D-1

     and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are
     not required in order to maintain compliance with the Securities Act and
     (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

          c) [_] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO
     BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the
     Owner's Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private
     Placement Legend are not required in order to maintain compliance with the
     Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the
     United States.

          d) [_] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO
     UNRESTRICTED DEFINITIVE NOTE. In connection with the Owner's Exchange of a
     Restricted Definitive Note for an Unrestricted Definitive Note, the Owner
     hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to
     Restricted Definitive Notes and pursuant to and in accordance with the
     Securities Act, (iii) the restrictions on transfer contained in the
     Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted
     Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

          2) EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN
RESTRICTED GLOBAL NOTES FOR RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS
IN RESTRICTED GLOBAL NOTES

          a) [_] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED
     GLOBAL NOTE TO RESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a
     Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the
     Owner's own account without transfer. Upon consummation of the proposed
     Exchange in accordance with the terms of the Indenture, the Restricted
     Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the
     Restricted Definitive Note and in the Indenture and the Securities Act.

          b) [_] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO
     BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE. In connection with the
     Exchange of the Owner's Restricted Definitive Note for a beneficial interest in the [CHECK ONE] [_] 144A Global Note [_] Regulation S Global
     Note, with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United
     States. Upon consummation of the proposed Exchange in accordance with the terms of

                                       D-2

     the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the
     Securities Act.

          This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer and are dated ______________________.

                                        [Insert Name of Transferor]

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

Dated:
       --------------------

                                       D-3

                                                                       EXHIBIT D

                                    GUARANTEE

          For value received, the undersigned hereby unconditionally guarantees, as principal obligor and not only as a surety, to the Holders of Notes the cash payments in United States dollars of principal of, premium, if any, and interest on such Notes (and including additional interest payable thereon) in the amounts and at the times when due and interest on the overdue principal, premium, if any, and interest, if any, of such Notes, if lawful, and the payment or performance of all other Obligations of the Company under the Indenture (as defined below) or the Notes, to the Holders of Notes and the Trustee, all in
accordance with and subject to the terms and limitations of the Notes, Article
Ten of the Indenture and this Guarantee. This Guarantee will become effective in accordance with Article Ten of the Indenture and its terms shall be evidenced therein. The validity and enforceability of this Guarantee shall not be affected by the fact that it is not affixed to any particular Note. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the
Indenture dated as of September 21, 2005, among TRC Finance, Inc., a Delaware corporation, The Restaurant Company, a Delaware corporation (the "Company"), the
Guarantors party thereto and The Bank of New York, as trustee (as amended or supplemented, the "Indenture").

          This Guarantee shall become effective upon consummation of the
Acquisition.

          THIS GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH,
THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE
PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAW OF
ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. Each Guarantor hereby agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Guarantee.

          This Guarantee is subject to release upon the terms set forth in the
Indenture.

                                        [Insert Guarantors]

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title: